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***      Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

                                  CONFIDENTIAL
                         INTERACTIVE MARKETING AGREEMENT

         This Interactive Marketing Agreement (this "Agreement"), dated as of November 24, 1999 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and EMW Energy Services Corp., a Delaware corporation, ("Marketing Partner" or "MP"), with a mailing address of P.O. Box 1188, Houston, Texas 77251-1188. AOL and MP may be referred to individually as a "Party" and collectively as the "Parties."

                                  INTRODUCTION

         AOL and MP each desires to enter into an interactive marketing relationship whereby AOL will promote and distribute an interactive site referred to (and further defined) herein as the Affiliated MP Site. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.

                                      TERMS

1.       PROMOTION, DISTRIBUTION AND MARKETING.

1.1 AOL PROMOTION OF AFFILIATED MP SITE. AOL will provide MP with the Promotions for the Affiliated MP Site described on Exhibit A attached hereto. AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing MP with comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, AOL will work with MP to provide MP, as its sole remedy, with a comparable promotional placement. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications materially and adversely affect any specific Promotion, AOL will work with MP to provide MP, as its sole remedy, with a comparable promotional placement. Each comparable promotional placement that is provided pursuant to this Section 1.1 shall be subject to MP's reasonable approval.

1.2 IMPRESSIONS COMMITMENT. Subject to the terms of this Section 1.2, during the Term AOL shall deliver Impressions, for any Year, as designated in the "Aggregate Total Impressions" line item set forth on Exhibit A (the "Impressions Commitment"). With respect to the Impressions Commitments, AOL will not be obligated to provide Impressions in excess of the applicable Impressions Commitment in any year, unless AOL otherwise agrees in writing. AOL acknowledges that MP will actively promote the MP Products in Deregulated Markets at certain critical times (e.g., immediately before Market Open Dates), and therefore MP may wish to use Impressions during specific periods in accordance with Section 1.4 hereof. Subject to Section 1.2.3 hereof, AOL will use its commercially reasonable efforts to accommodate MP's needs in these new and emerging markets by making available Impressions within that market during critical time periods identified by MP as soon as reasonably practical after identification of such needs.

1.2.1 In the event AOL provides Impressions in excess of the applicable Impressions Commitment in any year, the Impressions Commitment for the subsequent year will be reduced by the amount of such excess, but in no event shall such reduction be more than the Collar regardless of the amount of such excess.

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1.2.2    Subject to Section 1.2.3, if AOL fails to provide sufficient
         Impressions to meet the Impressions Commitment for any year, then the Impressions Commitment for the subsequent year will be increased by a number of Impressions equal to the number of Impressions not delivered (the "Shortfall"), subject to the following:

                  (a) If the Shortfall of Impressions is within the Collar, the Impressions Commitment for the subsequent year will be increased by the number of Impressions in the Shortfall;

                  (b) If the Shortfall of Impressions is greater than the Collar but less than or equal to *** percent (***%) of that year's Impressions Commitment, the Impressions Commitment for the subsequent year will be increased by ***% of that year's Impressions Commitment plus *** (***) times the amount of such Shortfall that exceeds ***% of that year's Impressions Commitment; and

                  (c) If the Shortfall of Impressions exceeds *** percent (***%) of that year's Impressions Commitment (such amount exceeding ***% is referred to as the "Excess Shortfall"), MP shall submit the matter to the Management Committee pursuant to Section 6.1 hereof; and in the event the Management Committee fails to reach a resolution within thirty (30) days after such submission, MP may, at its option:

                           (i)      (a) receive ***,

                           (ii)     receive additional Impressions pursuant to
                                    Section 1.2.2(b) above without regard to the ***% cap in Section 1.2.2(b),

                           (iii) receive additional Impressions equal to the Shortfall on any other AOL property identified by AOL on the AOL Network within *** (***) months from the date of the Shortfall, or a date otherwise agreed upon by the Parties, or

                           (iv) elect to receive *** based on AOL's failure to deliver such Impressions, *** determined by the Management Committee pursuant to
                                    Section 6.1 ***.

1.2.3 MP hereby acknowledges that AOL cannot guarantee delivery of Impressions as requested by MP pursuant to Section 1.4 hereof. If AOL uses commercially reasonable efforts to provide Impressions, but nevertheless AOL fails to provide sufficient Impressions to meet the Impressions Commitment for any year due in whole or in part to MP's requirements identified by MP pursuant to Section 1.4 hereof (e.g., to target small markets or to concentrate Impressions over relatively short periods), then the provisions of Section 1.2.2 shall not apply to any part of the Shortfall that is related to such MP requirements; but in such event AOL will use commercially reasonable efforts to deliver such Shortfall of Impressions caused by such MP requirements over the remainder of the Term. The Parties hereby acknowledge that the minimum number of Impressions reflected in the carriage plan attached as Exhibit A hereto are annual minimum Impressions to be provided by AOL, and that such minimums may be changed with the mutual agreement of the Parties pursuant to the marketing planning process which is described in Section 1.4 hereof.


1.2.4 If, at the end of the Term, there is a shortfall in Impressions from the Impressions Commitment (a "Final Shortfall"), AOL will provide MP, as its sole remedy, with advertising placements comparable to the Impressions that would have been provided in accordance with Exhibit A; provided that if such Final Shortfall exceeds *** percent (***%) of the Impressions Commitment, then AOL shall have a *** (***) month period in which to deliver a number of Impressions equal to

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         the amount of such Final Shortfall. In the event such number of
         Impressions is not delivered within such *** (***) month period, AOL shall refund MP for the Final Shortfall not so delivered in an amount equal to the product of (x) the number of Impressions of the Final Shortfall not delivered, and (y) the Refund Rate.

1.3      CONTENT OF PROMOTIONS.

1.3.1 The Promotions will link only to the Affiliated MP Site and will promote only the MP Products in accordance with this Section 1.3.1. The specific MP Content to be contained within the Promotions described in
         Section 1.1 (the "Promo Content") will be determined by MP in its discretion, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions that apply generally to all of AOL's advertising and commerce partners, and subject to the following limitations:

                  (a) In the Promo Content, MP may only promote (i) Energy Products, and (ii) Energy Related Products that are MP-branded.

                  (b) MP may promote Appliances and Moving Services (as defined in Exhibit D under "Other Related Products") in the Promo Content only if such Promo Content contains an energy-related message (and in that context only, MP may include the name of any manufacturer of Appliances or brand name of such Appliance, or provider of Moving Services), provided that no such promotion shall circumvent the prohibition against MP receiving compensation for advertising third party products as set forth in
                           Section 2.8.

                  (c) MP may not promote Information Services in the Promo Content.

1.3.2 The Parties will meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content to ensure that it is designed to maximize performance. MP will consistently update the Promo Content on a regular basis. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

1.4 MARKETING PLAN. MP will submit in advance to AOL for its review a quarterly online marketing plan with respect to the Affiliated MP Site, indicating the proposed Promotions (and estimated usage of Impressions) for such quarter. MP will have the discretion to require in which markets the Impressions are to be targeted, subject to availability of inventory and subject to Section 1.2.3.

1.5 AOL REWARDS PROGRAM. AOL will provide MP with the benefits of the AOL Rewards Program as follows:


1.5.1 PROMOTIONAL OBLIGATIONS. During the Term, AOL shall promote certain offers as determined by MP in connection with the Rewards Program ("the MP Rewards Offers") from time to time and as set forth in Exhibit A-1 attached hereto (the "Rewards Promotions") through the AOL Rewards(R)program on the AOL Service (the "Rewards Program"). AOL's obligations under this Section 1.5 are contingent upon MP's performance of all material obligations and compliance with all material conditions set forth in this Agreement, including without limitation, MP's payment of all fees. MP shall use reasonable efforts to promote the MP Rewards Offers in MP's online and offline promotions. MP shall also work with AOL to support the execution of various marketing programs for the MP Rewards Offers involving issuing Rewards Points to members of the AOL Service ("AOL Service Members"), including, but not limited to referral programs and gift programs. Notwithstanding anything herein to the contrary, MP shall cease all promotion of all MP Rewards

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         Offers upon expiration, cancellation or termination of this Agreement or suspension of MP's participation in the Rewards Program in accordance with this Section.

1.5.2 REWARD POINTS. MP shall purchase points redeemable within the Rewards Program ("Rewards Points") pursuant to the terms and conditions set forth in this Section 1.5 and the payment schedule set forth in Section 4.1(b). Subsequent to MP's purchase of Rewards Points, AOL shall issue Reward Points directly to AOL Service Members or persons who might choose to become AOL Service Members ("Prospective AOL Service Members") for the benefit of MP in accordance with the weekly report provided to AOL by MP pursuant to Section 1.5.5. MP shall not issue Rewards Points to AOL Service Members or Prospective AOL Service Members or otherwise communicate with AOL Service Members or Prospective AOL Service Members regarding redemption of such Rewards Points except as specified herein. AOL shall permit AOL Service Members to redeem Rewards Points in accordance with the terms of the Rewards Program. MP acknowledges that Prospective AOL Service Members will not be permitted to redeem Rewards Points unless and until such Prospective AOL Service Members become AOL Service Members. MP will work with AOL to coordinate timing, execution, and management of award capacity and award postings. After the expiration or termination of this Agreement, AOL will honor all Rewards Points that have been issued to AOL Service Members, and MP's obligation to pay for any Rewards Points that have been issued but not paid for at the time of such expiration or termination will continue after the expiration or termination of this Agreement.

1.5.3 MP REWARDS OFFERS. MP shall determine the terms and conditions of each MP Rewards Offer (including without limitation determining the number of Reward Points to be offered in connection with such MP Rewards Offer); provided that (a) all such terms and conditions shall be in accordance with the provisions of this Agreement and the then-standard rules of the Rewards Program and (b) MP shall ensure that instructions to recipients of the MP Rewards Offer are clear and prominently displayed with the MP Rewards Offer. The terms of each MP Rewards Offer, any material changes thereto, and the instructions to be posted therewith, shall be subject to AOL's prior written approval, such approval not to be unreasonably withheld or delayed. MP shall not use the Rewards Promotions or the Rewards Program to market or promote anything other than the MP Rewards Offer.

1.5.4 POINT DISTRIBUTION SCHEDULE. MP will purchase Rewards Points in accordance with Section 4.1.2 hereof. The price of a Reward Point awarded to an AOL Service Member will be *** percent of the MP Rate and the price of a Reward Point awarded to a Prospective AOL Service Member will be *** percent of the MP Rate. For the purposes hereof, the "MP Rate" shall be equivalent to $*** per 100 Reward Points. Notwithstanding the foregoing, MP hereby acknowledges that AOL reserves the right to modify the Rewards Program at any time in the future. In such event, and in consideration for additional services to be defined and provided to MP under a modified Rewards Program, AOL reserves the right to change the MP Rate on thirty (30) days written notice to MP. If AOL provides such notice, and if the new rate (the "New Rate") charged by AOL is greater than the MP Rate provided for herein (provided that the New Rate shall be based on AOL's then-current rate card for Rewards Points), MP may agree to such New Rate, or in the alternative, MP may dispute the New Rate by providing AOL with notice that MP reasonably believes, in good faith, that the New Rate is excessive and unreasonable, and upon receipt of such notice, AOL shall demonstrate to MP that AOL did not, in bad faith, establish the New Rate to be excessive or unreasonable; provided that, in the event the New Rate exceeds two (2) times the average rate charged by AOL to other third parties who purchase Rewards Points, then AOL will adjust the New Rate to be no more than two (2) times such average rate, and such New Rate shall thereafter be the new MP Rate. Notwithstanding the foregoing, at any time after AOL shall have provided MP with a notice of the New Rate, MP shall have the right to cease purchase of Rewards Points and allocate the guaranteed payments previously designated for the purchase of Reward Points to the purchase of advertising impressions on the Exclusive Services at a *** (***%) discount off the then-current rate card for such advertising impressions. If, at any time during the Term, MP has awarded points that in the aggregate cost more than the amounts then

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         paid to AOL in exchange for such points, then MP will pay to AOL the equivalent dollar amount for such excess points within 15 days of written notice from AOL. At the end of each year, MP shall receive an advertising credit equal to *** percent (***%) of the amounts MP paid in such year for Rewards Points redeemed by AOL Service
         Members. MP shall be entitled to use such advertising credit to purchase mutually agreed-upon standard advertising inventory on the Exclusive Services. Any inventory purchased with such credit shall be subject to the terms and conditions of this Agreement.

1.5.5 REPORTING. MP shall notify AOL on a weekly basis of the number of Rewards Points earned that week by AOL Service Members and Prospective AOL Service Members through MP Rewards Offers. AOL shall make available to MP a monthly report specifying, for the preceding month, the number of Rewards Points issued on MP's behalf and the number of Rewards Points redeemed by AOL Service Members who earned Rewards Points through the MP Rewards Offers.

1.6 CROSS PROMOTION. Exhibit C sets forth the basis on which MP and AOL will conduct cross promotions.

1.7      BILL PAYMENT PRODUCTS.

1.7.1 Any MP customer generated by MP through the Affiliated MP Site may pay MP for its products or services through or using MP's stand alone, non-integrated bill payment product (the "MP Bill Payment Product"), and MP may promote the MP Bill Payment Product on the MP Affiliate Site.

1.7.2 MP hereby agrees that it will not promote the use of any third party bill payment product through the Promotions or on the Affiliated MP Site. Notwithstanding the foregoing, nothing contained herein will prohibit MP from promoting the use of any third party bill payment product on any MP Interactive Site other than the Affiliated MP Site.

1.7.3 Subject to the terms of this Section 1.7.3, MP hereby agrees to support AOL's integrated bill payment product and will promote such AOL integrated bill payment product in its Promotions. MP hereby acknowledges that AOL's integrated bill payment product will be provided by or in conjunction with a third party provider and, in the event such third party provider charges AOL Users a fee for using such integrated bill payment product, AOL will use commercially reasonable efforts to ensure that AOL Purchasers will be charged a fee that is no less favorable than the fee charged to other AOL Users. Likewise, (i) in the event that AOL's third party provider charges a fee to participating providers in AOL's integrated bill payment product, AOL will use commercially reasonable efforts to ensure that the fee charged to MP is no less favorable than the fee charged to other participating providers in AOL's integrated bill payment product, provided however, that to the extent that MP can demonstrate to AOL's reasonable satisfaction that such third party fees have a material adverse impact on MP's business, MP shall have the right to cease to promote or support AOL's integrated bill payment product; and (ii) if MP agrees to enter into a relationship with the Sun/Netscape Alliance for the purpose of purchasing products or services used in the development, operation or management of an electronic bill payment product, AOL will use commercially reasonable efforts to ensure that the fee charged to MP is no less favorable than the fee charged to other participating providers in AOL's integrated bill payment product.

1.7.4 AOL may enter into contractual arrangements with MP Competitors that are incumbent electric utilities or natural gas distribution companies (but not unregulated affiliates thereof) to promote to AOL Users the use of AOL's integrated bill payment product, subject to the terms of
         Section 3.3.5.

2.       AFFILIATED MP SITE.

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2.1      CONTENT. Except as mutually agreed in writing by the Parties, the
         Affiliated MP Site will contain only the MP Products, and Content that is directly related to the MP Products. All sales of MP Products through the Affiliated MP Site will be conducted through a direct sales format (i.e., on a transaction basis, and not through an auction or bid sales format); MP will not promote, sell, offer or otherwise distribute any products through any format other than a direct sales format without the prior written consent of AOL. MP will review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated MP Site in accordance with the terms of this Agreement. MP will ensure that the Affiliated MP Site does not in any respect promote, advertise, market or distribute the products, services or Content of any Interactive Service (other than AOL).

2.2 PRODUCTION WORK. MP will be responsible for all production work associated with the Affiliated MP Site, including all related costs and expenses. MP may request AOL's assistance with respect to production work pursuant to Paragraph 10 of Exhibit F, and if the Parties agree to such work, the provisions of that Paragraph shall apply. MP agrees not to use any production work prepared by AOL for any purpose other than the Affiliated MP Site, without the prior written consent of AOL.

2.3 TECHNOLOGY. MP will take commercially reasonable steps to conform its promotion and sale of MP Products through the Affiliated MP Site to the then-existing technologies identified by AOL which are optimized for the AOL Service including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of products by AOL Users through the Affiliated MP Site. AOL will be entitled to require reasonable changes to the features, functionality or links within any linked pages of the Affiliated MP Site to the extent such features, functionality or links will, in AOL's good faith judgment, adversely affect any operational aspect of the AOL Network. AOL reserves the right to review and test the Affiliated MP Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network. AOL agrees that it will make available to MP on a timely basis and upon similar terms and conditions, any software, tools, features and functionality that are generally made available to AOL`s other significant marketing partners.

2.4 PRODUCT OFFERING. MP will ensure that the Affiliated MP Site includes an offering of MP Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that is as comprehensive as is then made available by or on behalf of MP through any Additional MP Channel; provided, however, that
         (i) MP will not be required to include any MP Products or Content where it is commercially or technically impractical or if the nature or type of MP Products or Content would be inconsistent with the restrictions imposed on the Affiliated MP Site; and (ii) in no event shall MP be required to offer through the Affiliated MP Site any of its products or services that include third party products or services (such as the products of another Interactive Service).

2.5 PRICING AND TERMS. In any market in which MP is offering any of the Energy Products, MP will offer through the Affiliated MP Site Energy Products (or offerings including Energy Products) to potential customers that are competitive with comparable offers of MP Competitors in that market. Comparability will be based on evaluating the overall offerings of MP in that market to the overall offerings of such MP Competitor in that market (and not on a product by product comparison). There shall be excluded from this comparison and evaluation any offers by a MP Competitor that are below cost or at or below pricing levels that would not be sustainable over time in a competitive market (e.g., predatory pricing, special market conditions that reflect short term fluctuations in pricing, or offers by a regulated utility). In the event that MP breaches its obligations under this Section 2.5, AOL may give MP notice of such breach, and MP will be deemed to have cured such breach if within one business day after its receipt of such notice, MP revises the Promotions on any Exclusive Service relating to any such noncompetitive offer to remove references to such offer, and thereafter within 60 days after MP's receipt of such notice MP amends its offerings to be competitive with any such comparable offers. AOL's sole remedy

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         for a breach of this Section 2.5 will be that AOL may, after MP's failure to cure such breach, enter into non-exclusive agreements with other providers of Energy Products in such market to promote competitive products to AOL Members, where any such agreement may not have a term in excess of three (3) years; provided, however, that if at any time thereafter MP provides AOL a notice that MP has cured such breach for such market, then AOL may not enter into any other such agreements or renew any such agreements, but AOL shall have the right to fulfill its obligations under any such agreements entered into prior to its receipt of such notice. Notwithstanding the foregoing, the provisions of this Section 2.5 shall not apply to any market in which MP does not have an exclusive right to promote Energy Products hereunder (when AOL has the right to promote the Energy Products of other providers pursuant to Sections 2.5 or 3.4).

2.6 SPECIAL OFFERS/MEMBER BENEFITS. MP will promote through the Affiliated MP Site comparable special or promotional offers to those special or promotional offers that MP makes available through any Additional MP Channel. In addition, MP shall promote through the Affiliated MP Site special offers exclusively available to AOL Users (the "AOL Exclusive Offers"), at least four times per year. The AOL Exclusive Offer made available by MP shall provide a benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. MP will provide AOL with reasonable prior notice of AOL Exclusive Offers so that AOL can market the availability of such AOL Exclusive Offers in the manner AOL deems appropriate in its editorial discretion.

2.7 OPERATING STANDARDS. From and after the Site Launch Date, MP will ensure that the Affiliated MP Site complies in all material respects with the standards set forth in Exhibit E. To the extent site standards are not established in Exhibit E with respect to any aspect or portion of the Affiliated MP Site (or the Products or other Content contained therein), MP will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards in utilities industries. In the event MP fails to comply with the standards set forth in Exhibit E and AOL reasonably determines that such failure is affecting the ability of AOL Users to use the Promotions or the Affiliated MP Site, or is having an adverse effect on any part of the AOL Network, then AOL will have the right (in addition to any other remedies available to AOL hereunder) to (a) suspend the award of Reward Points until MP corrects such non-compliance, and (b) decrease the Promotions it provides to MP hereunder until such time as MP corrects its non-compliance. If at any time during the Term hereof AOL determines that such failure is a material breach under this Agreement, AOL shall notify MP of such material breach, and MP shall have ten (10) days from delivery of such notice to cure such failure. Additionally, if such failure occurs during more than ten (10) days in any nine (9) month period, then (i) AOL will be relieved of the proportionate amount of any Impressions Commitment corresponding to such decrease in Promotions, and (ii) at MP's option either (x) the thresholds for AOL Purchasers (as described in Section 4.2) will be reduced by an amount to correspond to the estimated "lost AOL Purchasers", or (y) MP will pay AOL $*** per "lost AOL Purchaser" if such payment relates to periods before the 1,000,000 AOL Purchasers goal is met, or $*** per "lost AOL Purchaser" if such payment relates to periods after the 1,000,000 AOL Purchasers goal is met. The "lost AOL Purchasers" will be determined based on historical data in the relevant market relating to Impressions, the click through rate, and the customer acquisition rate (or, if no such data or other rates are available in any affected market, the "lost AOL Purchaser" will be determined in accordance with reasonably estimated or presumed data with respect to impressions, click through rates and customer acquisition rates).

2.8 ADVERTISING SALES. In the event MP decides to sell any advertising on or through the Affiliated MP Site, MP shall notify AOL of such intent and AOL shall have a right of first offer with respect to acting as an agent for such advertising. MP agrees to provide AOL with the terms of such offer and AOL shall have a 30 day period (starting on the day on which AOL receives such offer) in which AOL will have the exclusive right to consider and accept such offer. In the event AOL rejects such offer, MP may engage any other entity in connection with the foregoing; provided, however that (i) such entity be offered terms and conditions that are the same as or no more

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         favorable to such entity than those offered to AOL under this
         Section 2.8, (ii) any advertising sold by such entity on the Affiliated MP Site shall be subject to the terms and conditions hereof and (iii) all revenues from advertising sales shall be shared with AOL as agreed upon by the Parties. This exclusive offer period applies only to the first advertising to be conducted by MP; AOL's rights under this Section 2.8 shall lapse and be of no further effect after the end of such 30 day period. It is understood that MP may advertise third party products and services that are part of an MP Product without regard to this Section 2.8, provided that MP does not sell or otherwise receive compensation for such advertising to the third party providers of such products and services.

2.9 TRAFFIC FLOW. MP will use commercially reasonable efforts to ensure that AOL traffic is either kept within the Affiliated MP Site or channeled back into the AOL Network. The Parties will work together on implementing mutually acceptable links from the Affiliated MP Site back to the AOL Network. In the event that AOL points or otherwise delivers traffic to the Affiliated MP Site or another site designated by MP, MP will ensure that navigation back to the AOL Network from such site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by MP through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device. Notwithstanding the foregoing, in the case of any advertising links that are sold and implemented pursuant to this Agreement or any links that are implemented pursuant to this Agreement to other sites not controlled by MP, MP will not be required to provide a means for channeling back to the AOL Network from any third party sites to which the Affiliated MP Site is so linked.

3.       AOL EXCLUSIVITY OBLIGATIONS.

3.1 EXCLUSIVE MP PRODUCTS. During the term of this Agreement, except as expressly provided in Sections 2.5, 3.2, 3.3.6, 3.3.7 and 3.4:

3.1.1 ENERGY PRODUCTS. AOL shall not sell or promote, or agree to sell or promote, Energy Products (either individually or in combination with any other product or service) on any Exclusive Service for the benefit of AOL or any other person or entity other than MP.

3.1.2 ENERGY RELATED PRODUCTS. AOL shall not sell or promote, or agree to sell or promote, Energy Related Products of AOL or an MP Competitor (either individually or in combination with any other product or service) on any Exclusive Service.

3.2      EXCEPTIONS TO EXCLUSIVITY. Notwithstanding anything to the contrary in
         Section 3.1 (and without limiting any actions which may be taken by AOL without violation of MP's rights hereunder):

3.2.1 AOL may undertake activities or perform duties pursuant to arrangements with third parties that are in existence as of the Effective Date; provided, however, in this regard:

                  (a) AOL hereby represents and warrants to MP that to the knowledge of AOL senior executives (i.e., employees above the level of vice president) and any vice president of any Exclusive Service that has been actively involved in the negotiation of this Agreement (i) as of the Effective Date AOL has no existing arrangements exceeding $1,000,000 in value that expressly grant rights to any person or entity to sell and promote Energy Products on the Exclusive Services; (ii) no person or entity selling or promoting products or services on any of the Exclusive Services pursuant to an agreement exceeding $1,000,000 in value is currently offering for sale or otherwise promoting Energy Products on the Exclusive Services; and (iii) as of the Effective Date, AOL does not have a selling or promotional arrangement exceeding $1,000,000 in value in connection with any of the Exclusive Services with any MP Competitor listed on Exhibit H;

                           provided that if AOL discovers that it has breached the representation of (iii) due to an existing agreement with an MP Competitor for the sale or promotion of products that are not Exclusive MP Products, then such breach may be cured by AOL by updating its representation, and no damages would result from such breach.

                  (b) AOL shall not prompt or encourage any person or entity currently promoting products or services on the Exclusive Services pursuant to an existing agreement with AOL (as of the Effective Date) to sell or promote any Energy Products on any of the Exclusive Services.

                  (c) In the event any person or entity currently promoting products or services on any of the Exclusive Services pursuant to any existing agreement with AOL as of the Effective Date (other than agreements otherwise expressly permitted hereunder) were to sell or promote any Exclusive MP Products on the Exclusive Services under the terms of that existing agreement, ***. If such dispute is referred to arbitration, ***. Any damages awarded under this Section 3.2.1(c) shall be MP's sole remedy with respect to this Section 3.2.1(c).

3.2.2 AOL may undertake activities or perform duties pursuant to arrangements with third parties that AOL becomes subject to as a result of a Change of Control of AOL, or a merger or acquisition by AOL; provided that if, as a result of Change of Control, merger or acquisition, AOL becomes subject to an arrangement whereby it would promote or sell any Exclusive MP Products or promote any MP Competitor in conflict with the terms of this Agreement (other than this Section 3.2.2), then ***.

3.2.3 AOL may create contextual links or editorial commentary on the Exclusive Services relating to any third party marketer of an Exclusive MP Product, or provide functionality, links and/or tools on the Exclusive Services to any third party marketer of any Exclusive MP Products; provided that in each case AOL is not compensated by such third party marketer in any manner for such contextual links, editorial commentary, functionality, links or tools, except as otherwise provided elsewhere herein and specifically with respect to Section 3.3.5.

3.2.4 AOL may provide on the Exclusive Services links to providers who are not MP Competitors (e.g., New York Times, Motley Fool, People Magazine), whose linked screens may have promotions of, or links to promotions of, an Exclusive MP Product or an MP Competitor.

3.2.5 AOL may promote on the Exclusive Services the products and services of any third party who is not an MP Competitor; provided that, such promotions on the Exclusive Services do not expressly promote any Energy Products.

3.3 RESTRICTIONS REGARDING MP COMPETITORS. During the term of this Agreement, notwithstanding anything contained in Section 3.1 hereof, except as provided in this Section 3.3, or in Sections 2.5, 3.2, and 3.4, AOL will not enter into any arrangement with any MP Competitor on any Exclusive Service, except as follows:

3.3.1 AOL may conduct branding campaigns on any Exclusive Service for any regulated utility (but not any unregulated affiliate of such regulated utility) in any Regulated Market; provided that within thirty (30) days after such market becomes a Deregulated Market, AOL shall cease all promotions of such regulated utility on the Exclusive Service with respect to the Deregulated Product. In the event that AOL is required to cease promotions for any regulated utility pursuant to the foregoing, AOL shall have the right at any time thereafter to provide AOL Users functionality, links and tools reasonably determined by AOL to be necessary for a good AOL User experience; provided that AOL is not paid by such regulated utility (or its unregulated affiliates) to maintain such functionality, links or tools (other than to the extent otherwise permitted hereunder and specifically under Section 3.3.5).

3.3.2 Subject to the restrictions set forth in Section 3.3.8, AOL may sell or promote, or agree to sell or promote, through any of the Exclusive Services products or services of an MP Competitor that are not Exclusive MP Products, and that are marketed under the trademarks and trade names used by such MP Competitor to sell Energy Products, except:

                  (a) In any market that is a Deregulated Market as of the Effective Date, during the eight month period beginning 45 days after MP gives AOL written notice of MP's entrance into such Deregulated Market; or

                  (b) In any market that is a Regulated Market as of the Effective Date, during the eight month period beginning two months prior to the Market Open Date for such market, or such other date as may be designated by MP in its sole discretion (such period, or the period described in Section 3.3.2(a), as applicable, the "Blackout Period"); provided that MP shall provide AOL with written notice of the Market Open Date at least 90 days prior to such date, and, in addition to providing AOL notice of the Market Open Date for any market that MP seeks to enter, if MP designates a date other than the Market Open Date to trigger the calculation of the Blackout Period, MP shall provide AOL with written notice of such other date at least 90 days prior to such date.

3.3.3 Subject to the restrictions set forth in Section 3.3.8, AOL may sell or promote, or agree to sell or promote through the Exclusive Services the products or services of an MP Competitor that are not Exclusive MP Products and are not marketed under the trademarks and trade names used by such MP Competitor to sell Energy Products.

3.3.4 Subject to the restrictions set forth in Section 3.3.8, AOL may enter into any contractual relationship with any MP Competitor, the principal purpose of which is the provision of connectivity or telecommunication services (e.g., broadband, data, voice or any combinations thereof) by such MP Competitor; provided that in the event that AOL is unable to consummate such contractual arrangement under this Section 3.3.4 due to the restrictions set forth in Section 3.3.8(b), then AOL shall be permitted to link to an MP Competitor's site that sells or promotes an Energy Product, provided that AOL shall use commercially reasonable best efforts to ensure that the opportunity to purchase such products is at least *** from the Exclusive Services.

3.3.5 Subject to the restrictions set forth in Section 3.3.8, AOL may enter into contractual arrangements to allow an incumbent regulated electric utility or natural gas distribution company to promote within the geographic areas serviced by such incumbent, the fact that their customers have the ability to pay for energy services using AOL's integrated bill payment product; provided that (a) any Content displayed or used by AOL in this context may not ***; and (b) during the Blackout Periods described in Section 3.3.2, AOL will not allow such regulated utilities or distribution companies to *** on the Exclusive Services. Nothing contained herein shall (i) restrict or be construed to restrict AOL's ability to receive fees in connection with its integrated bill payment product or (ii) prohibit, restrain or be implied to prohibit or restrain AOL from integrating any third party provider (including any MP Competitor) into AOL's integrated bill payment product (and the parties acknowledge that the term "integrating" as used in this subclause (ii) shall not mean promoting (except as otherwise permitted herein) or allowing for customer acquisition on any Exclusive Service).

3.3.6 AOL may enter into any contractual relationship with any MP Competitor to acquire new AOL Members derived from a database of the existing customers of any MP Competitor, and in that event AOL may promote *** to any of the new AOL Members so acquired, any of the products and services of such MP Competitor from whose database such new AOL Members shall have been acquired. In no event, however, shall AOL restrict such newly acquired AOL Members from viewing any of the Promotions.

3.3.7 Subject to the conditions set forth below in this Section 3.3.7, AOL may enter into any contractual relationship with any MP Competitor to acquire new AOL Members who are not in the database of existing customers of any MP Competitor, and in that event AOL may promote *** to any of the new AOL Members so acquired, any of the products and services of such MP Competitor. The conditions that must be fully satisfied with respect to any such contractual relationships with MP Competitors are:

                  (a) Prior to entering into any such relationship AOL shall ***;

                  (b) Thereafter AOL may enter into any such proposed relationship with one or more MP Competitors, ***; and

                  (c) Any new AOL Members that are acquired by AOL as a consequence of such relationships will not be restricted by AOL from viewing any of the Promotions.

3.3.8 AOL's rights under Sections 3.3.2, 3.3.3, 3.3.4 and 3.3.5 shall be subject to the following restrictions (except as otherwise provided in any such Section):

                  (a) Any Content displayed or used by AOL on the Exclusive Services that relates to the MP Competitor cannot be used for ***; and

                  (b) Promotions for an MP Competitor that are distributed by AOL on the Exclusive Services cannot ***.

3.3.9 At such time as an entity becomes an MP Competitor, AOL will become subject to the restrictions and requirements under this Agreement with respect to each such MP Competitor as of the effective date of such addition, except if on such effective date AOL has a pre-existing contractual relationship with such new MP Competitor, then the following shall apply:

                  (a) AOL will give MP notice that it has a pre-existing contractual relationship with such new MP Competitor; and

                  (b) To the extent that AOL's pre-existing contractual relationship with any such new MP Competitor conflicts with any of the restrictions on MP Competitors hereunder, then (i) AOL will use commercially reasonable efforts to (x) *** or (y) ***, or, if that is not possible, to use commercially reasonably efforts to ***; (ii) AOL will use commercially reasonable efforts to *** unless otherwise expressly permitted hereunder (e.g., pursuant to Section 3.3.6); and (iii) AOL may continue to perform its obligations under such pre-existing contractual relationship in accordance with its terms, as renewed or extended pursuant to such terms, except that during the Term of this Agreement, AOL will not agree to ***.

3.3.10 If MP requests AOL to add an entity as an MP Competitor who does not satisfy the criteria described in the definition of "MP Competitor", and AOL declines to do so, and such entity is an Aggregator and poses a threat to MP's core business, then AOL agrees to use its commercially reasonable efforts to prohibit the promotion of any Exclusive MP Product by such entity ***, but otherwise AOL will not have any additional obligations with respect to such entity hereunder, and in no event will this provision restrict AOL from entering into a contractual relationship with such entity.

3.3.11 Notwithstanding anything otherwise contained herein, in the event that an Aggregator shall satisfy either subsection (i) or (ii) of the definition of MP Competitor and, but for the provisions of this

         Section 3.3.11, would be deemed an MP Competitor, such Aggregator shall not be an MP Competitor and (i) such Aggregator shall be permitted to sell and/or promote Energy Related Products and (ii) the provision of Sections 3.3.2 and 3.3.8(b) shall not apply to such Aggregator. With respect to any such Aggregator, AOL shall prohibit such Aggregator from promoting Energy Products ***, except that in the event that AOL is unable to consummate a contractual arrangement with such Aggregator due to the restrictions contained in this sentence, then AOL shall be permitted to link to such Aggregator's site; provided that AOL shall use commercially reasonable efforts to ensure that the opportunity to purchase an Energy Product is ***.

3.4      DEREGULATED MARKETS.

3.4.1 The following will apply only after May 1, 2000: If at any time after three months after the Market Open Date of a Deregulated Market (or with respect to any markets that are Deregulated Markets on May 1, 2000, three (3) months after May 1, 2000), MP is not offering the relevant Deregulated Energy Product in such market, then subject to
         Section 3.4.5, AOL may enter into non-exclusive arrangements (each with a term not to exceed *** (***) years) with any person or entity to sell or promote such Deregulated Energy Product (i.e., natural gas or electricity) in such market; provided that prior to entering into the first of such arrangements, AOL shall provide MP with a written notice that AOL has ***, and MP does not advise AOL within thirty (30) days after its receipt of such notice that MP intends to enter into such market. Thereafter, AOL may enter into an arms' length agreement with any unaffiliated third party; provided, however, that if AOL fails to consummate such agreement within the earlier of (i) *** days after MP's receipt of such notice, or (ii) *** days after AOL's receipt of MP's response to such notice indicating that MP does not intend to sell or promote the Deregulated Energy Product in such market at that time, then AOL's right to enter into such arrangement shall lapse, and AOL will be required to provide a new notice pursuant to the terms of this
         Section 3.4.1. If AOL enters into such arrangement within the permitted period, AOL may enter into additional non-exclusive arrangements (each with a term not to exceed *** (***) years) to promote such Deregulated Energy Product in that Deregulated Market, subject to Section 3.4.5. If MP advises AOL within thirty (30) days of its receipt of such notice that it intends to enter such market, AOL may not enter into any such non-exclusive arrangements, subject to MP satisfying the requirements set forth in Section 3.4.4.

3.4.2 The following will apply only after May 1, 2000: Without limiting AOL's rights under (and in addition to) Section 3.4.1, at any time after *** (***) months after the Market Open Date of a Deregulated Market, if MP is not offering the Deregulated Energy Product in such market, and if in such market *** percent (***%) or more of the residential consumers have chosen an energy provider other than the incumbent operating utility or an unregulated affiliate thereof (which percentage shall be determined by reference to an industry accepted, objective publication of energy statistics for the relevant market), then AOL may deliver to MP a written notice indicating AOL's intent to enter into non-exclusive arrangements with other providers of such Deregulated Energy Product. If MP does not advise AOL within thirty (30) days of its receipt of such notice that it intends to enter into such market, AOL may enter into non-exclusive arrangements (each with a term not to exceed *** (***) years) to promote such other providers of Deregulated Energy Products in that Deregulated Market, subject to Section 3.4.5. If MP advises AOL within thirty (30) days of its receipt of such notice that it intends to enter such market, AOL may not enter into any such non-exclusive arrangements, subject to MP satisfying the requirements set forth in Section 3.4.4.

3.4.3 Subsequent to MP's entrance into a particular Deregulated Market, in the event that (i) MP has publicly announced its withdrawal from that Deregulated Market, (ii) has ceased to service its Deregulated Energy Product customers, or (iii) has stopped acquiring new customers for Deregulated Energy Product in that Deregulated Market, then AOL may deliver to MP a written notice indicating AOL's intent to enter into non-exclusive arrangements with other providers of Deregulated Energy Products in that market. If MP does not advise AOL within thirty (30) days of its receipt of such notice that it intends to reenter such market, AOL may enter into non-exclusive arrangements (each with a term not to exceed *** (***) years) to promote such other providers in that Deregulated Market, subject to
         Section 3.4.5. If MP advises AOL within thirty (30) days of its receipt of such notice that it intends to enter such market, AOL may not enter into any such non-exclusive arrangements, subject to MP satisfying the requirements set forth in Section 3.4.4.

3.4.4 If MP provides notice to AOL that it intends to enter or reenter into a Deregulated Market pursuant to Sections 3.4.1, 3.4.2 or 3.4.3, then MP shall use its commercially reasonable efforts to enter such market within a reasonable period of time; provided that if MP is unable to enter into such Deregulated Market within *** days of the date of such notice, then MP shall provide AOL with a written notice describing the reasons for such delay and describing MP's commercially reasonable efforts to enter such markets and its anticipated schedule to enter the market. In the event MP fails to enter into such market within *** (***) days following the end of such *** (***) day period, then AOL shall have the right to enter into non-exclusive arrangements with other providers of Deregulated Energy Products, each with a term not to exceed *** (***) years.

3.4.5 At any time after AOL enters into non-exclusive arrangements pursuant to Sections 3.4.1 to 3.4.4, MP may elect to enter such a Deregulated Market to sell or offer to sell the Deregulated Energy Product. When MP enters into such market, thereafter AOL may not enter into any new arrangements with any other person for such Deregulated Market, nor may AOL renew or extend any non-exclusive arrangements in such market. AOL will be entitled, however, to continue to perform its obligations under any of the non-exclusive arrangements entered into pursuant to Sections
         3.4.1 to 3.4.4.

3.4.6 If MP is accepting new customers in a Deregulated Market but has chosen not to use Impressions to solicit new customers in such Deregulated Market for nine (9) consecutive months, AOL may require MP to use Impressions up to the average number of Impressions per AOL Member per year under this Agreement, in the subsequent twelve (12) month period to promote the Exclusive MP Products in such Deregulated Market.

3.5 MIGRATION. If AOL intentionally encourages any of the subscribers of the AOL Service or CompuServe ("Paying AOL Members") to Migrate to a Targeted Service, then the following provisions shall apply:

3.5.1 If less than *** percent (***%) of the Paying AOL Members have Migrated to a Targeted Service, and if such Migrated Paying AOL Members represent more than *** percent (***%) of the subscribers on that Targeted Service, then AOL shall provide MP with Promotions and Impressions on the Targeted Service on a non-exclusive basis pursuant to a revised carriage plan from and after that date (which carriage plan reallocates remaining Impressions among the Exclusive Services and the Targeted Service), until the end of this Agreement, in accordance with the terms of this Agreement, other than Section 3 and other provisions related to exclusivity.

3.5.2 If more than *** percent (***%) of the Paying AOL Members have Migrated to a Targeted Service, and if such Migrated Paying AOL Members represent more than *** percent (***%) of the subscribers on that Targeted Service, then (i) AOL shall provide MP with Promotions and Impressions on the Targeted Service pursuant to a revised carriage plan from and after that date (which carriage plan reallocates remaining Impressions among the Exclusive Services and the Targeted Service), until the end of this Agreement, in accordance with the terms of this Agreement, and (ii) the Targeted Service shall be *** from and after that date, until the end of this Agreement, in accordance with the terms of this Agreement; provided, however, if AOL has any contractual commitments with respect to the Targeted Service that would conflict with (i) or (ii), then AOL will use its commercially reasonable efforts to satisfy (i) and (ii) notwithstanding such contractual commitments, and if AOL cannot satisfy (i) and (ii), AOL will ***.

3.5.3 If more than *** percent (***%) but less than ***percent (***%) of the Paying AOL Members have Migrated to a Targeted Service, and if such Migrated Paying AOL Members represent less than

         *** percent (***%) of the subscribers on that Targeted Service, then
         (i) AOL shall provide MP with Promotions and Impressions on the Targeted Service pursuant to a revised carriage plan from and after that date (which carriage plan reallocates remaining Impressions among the Exclusive Services and the Target Service), until the end of this Agreement, in accordance with the terms of this Agreement other than
         Section 3 and other provisions relating to exclusivity, and (ii) ***.

3.5.4 If more than *** percent (***%) of the Paying AOL Members have Migrated to a Targeted Service, then AOL shall provide MP with the first right to negotiate the extension of the exclusivity hereunder to that Targeted Service (whereby MP would be required to compensate AOL for the value of such exclusivity for the Targeted Service as determined as of that time); provided, however, if AOL has any contractual commitments with respect to the Targeted Service that would conflict with the foregoing, then AOL will ***.

3.5.5 If pursuant to the provisions of this Section 3.5, AOL is required to ***, then MP may initiate the dispute resolution procedures under
         Section 6 hereto to determine ***.

3.6 EARLY TERMINATION OF EXCLUSIVITY AND AGREEMENT. At any time during the month of April, 2003, either Party hereto may request the other Party to conduct good faith discussions regarding the economic terms of this Agreement from that date (the "Look See Date") to the end of the Term. From and after the Look See Date, but prior to the first anniversary thereof, either Party shall have the right to initiate the termination provisions set forth below by giving the other Party notice of its intent to proceed under this Section 3.6; provided, however, that prior to providing such notice, the terminating Party has sought to enter into such good faith discussions. If either Party elects to terminate this Agreement under this Section 3.6, then the following will apply:

         (a) The exclusivity provisions of Section 3.1 will terminate effective on the first anniversary of the Look See Date;

         (b) Provided that MP has made all required scheduled payments prior to the Look See Date, AOL will pay MP the sum of $*** on the first anniversary of the Look See Date;

         (c) AOL will continue to provide Impressions and Promotions in accordance with this Agreement (other than Section 3.1 and other provisions relating to exclusivity) for six (6) months after the first anniversary of the Look See Date;

         (d)      MP will have no obligation to make any payments pursuant to
                  Section 4.1 that are scheduled for payment after the first anniversary of the Look See Date; and

         (d) This Agreement will expire six (6) months after the first anniversary of the Look See Date.

3.7 MINIMUM NATIONAL COVERAGE. Notwithstanding anything to the contrary in this Agreement, from and after the first anniversary of the Effective Date, the provisions of this Section 3.7 shall apply.

3.7.1 In the event that (i) more than two (2) providers of electricity offer electricity to residential consumers and small business customers in more Deregulated Markets nationwide than those in which MP is so offering electricity, or (ii) more than two (2) providers of electricity to residential consumers and small business customers in Deregulated Markets offer electricity to a greater percentage of the population in Deregulated Markets nationwide than that to which MP is offering electricity, then MP shall have ninety (90) days following its receipt of notice from AOL of its failure to meet the conditions described in Sections 3.7.1(i) and (ii) hereof to cure such failure, or, if MP's cure of such failure requires additional regulatory approvals, MP shall have one hundred eighty (180) days to cure such failure following MP's receipt of such notice from AOL. In the event such failure remains uncured after such ninety-day or one hundred eighty-day period, as applicable, AOL shall have the right to terminate MP's rights pertaining to exclusivity under this Agreement with respect to electricity.

3.7.2 In the event that (i) more than two (2) providers of natural gas offer natural gas to residential consumers and small business customers in more Deregulated Markets nationwide than those in which MP is so offering natural gas, or (ii) more than two (2) providers of natural gas to residential consumers and small business customers in Deregulated Markets offer natural gas to a greater percentage of the population in Deregulated Markets nationwide than that to which MP is offering natural gas, then MP shall have ninety (90) days following its receipt of notice from AOL of its failure to meet the conditions described in Sections 3.7.2(i) and (ii) hereof to cure such failure, or, if MP's cure of such failure requires additional regulatory approvals, MP shall have one hundred eighty (180) days to cure such failure following MP's receipt of such notice from AOL. In the event such failure remains uncured after such ninety-day or one hundred eighty-day period, as applicable, AOL shall have the right to terminate MP's rights pertaining to exclusivity under this Agreement with respect to natural gas.

3.7.3 With respect to Sections 3.7.1 and 3.7.2, three (3) nationally recognized independent experts in the energy industry shall determine whether there are more than two (2) electricity or natural gas providers, as applicable, offering electricity or natural gas as described in Sections 3.7.1 and/or 3.7.2, respectively. Such experts shall be identified within ten (10) days of AOL's notice to MP that such identification is required. Each Party will name one such expert within five (5) days after the delivery of such notice. The two experts named by the Parties will select a third expert within five (5) days thereafter.

4.       PAYMENTS.

4.1 PAYMENTS. Subject to the terms and conditions of this Agreement, MP will pay AOL non-refundable payments in accordance with the following schedules, provided that this Agreement is in effect on the payment date:

4.1.1    SCHEDULED PAYMENTS. Except as may be modified pursuant to Section
         4.1.2:

                  (i) *** Dollars ($***) which has previously been paid pursuant to a Letter of Intent between the Parties dated as of May 14, 1999;

                  (ii)     *** Dollars ($***) upon execution of this Agreement;

                  (iii)    *** Dollars ($***) on April 30, 2000;

                  (iv)     *** Dollars ($***) on January 1, 2001;

                  (v)      *** Dollars ($***) on July 1, 2001;

                  (vi)     *** Dollars ($***) on January 1, 2002;

                  (vii)    *** Dollars ($***) on July 1, 2002;

                  (viii)   *** Dollars ($***) on January 1, 2003;

                  (ix)     *** Dollars ($***) on July 1, 2003;

                  (x)      *** Dollars ($***) on January 1, 2004;

                  (xi)     *** Dollars ($***) on July 1, 2004; and

                  (xii)    *** Dollars ($***) on January 1, 2005.

4.1.2 REWARDS POINTS. The Parties hereby acknowledge that on an annual basis (commencing on January 1, 2000), an amount equal to *** dollars ($***) of the amounts due pursuant to Section 4.1.1 above, shall be allocated by AOL hereunder as payment for the purchase of Reward Points by MP as provided pursuant to Section 1.5 hereof. During any given year, MP shall have the right to purchase Reward Points in excess of *** Dollars ($***) by paying cash therefor either upon request for such additional Reward Points or in accordance with AOL's billing procedures therefor (an "Excess Purchase"). In the event MP makes one or more Excess Purchases in any given calendar year, the payment (or if applicable, payments) due from MP immediately following such Excess Purchase shall be reduced by an amount equal to the amount paid by MP for such Excess Purchase.

4.2 AOL PURCHASER GOALS. As additional consideration for AOL's services hereunder, MP will provide AOL with the additional compensation set forth below upon the achievement of the AOL Purchaser goals set forth below.

4.2.1 FIRST ONE MILLION AOL PURCHASERS. Subject to the terms of the Subscription Agreement, a form of which is attached hereto as Exhibit I and which shall be executed in substantially similar form by the parties named therein on or around the closing of the Private Placement, in consideration of AOL's services hereunder, MP will grant to AOL a number of shares of voting common stock of MP equal to the Vesting Increment (as defined in Section 1.2 of the Subscription Agreement) within 15 days after each of the following AOL Purchaser goals has been met: 100,000th, 200,000th, 300,000th, 400,000th,
         500,000th, 600,000th, 700,000th, 800,000th, 900,000th and 1,000,000th
         AOL Purchasers. In this connection, AOL has reviewed and approved the form of Subscription Agreement and will execute and deliver the Subscription Agreement prior to receiving any such shares, and all such shares shall be subject to the terms, conditions and restrictions set forth in the Subscription Agreement. All shares issued by MP pursuant to this Section 4.2.1 shall be duly authorized and issued, fully paid, and nonassessable shares of voting common stock of MP. In the event that MP is merged with another corporation, Section 4.2 of the Subscription Agreement will apply. In the event that this Agreement terminates (for any reason, with or without cause by either Party), prior to the achievement of any one of the foregoing AOL Purchaser acquisition goals, then AOL shall not be entitled to receive any shares in connection with such AOL Purchaser acquisition goal or AOL Purchaser acquisition goals subsequent thereto under this Section 4.2.1.

4.2.2 ADDITIONAL AOL PURCHASERS. For every 100,000 AOL Purchasers in excess of 1,000,000, MP shall pay AOL Two Million Five Hundred Thousand Dollars (US$2,500,000). Amounts accrued hereunder during any month shall be paid within thirty (30) days after the end of such month in accordance with Section 4.3 hereof.

4.3 LATE PAYMENTS; WIRED PAYMENTS. All amounts owed hereunder by either Party and that not paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate as posted from time to time by The Chase Manhattan Bank in effect at such time. All payments by MP that are required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number *** at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA: 021000021).

4.4 AUDITING RIGHTS. MP will maintain complete, clear and accurate records of all AOL Purchasers and other matters related to MP's performance of its obligations under this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL (or its representative) will have the right to an audit and inspection of portions of the books and records of MP which are relevant to MP's performance pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice to MP. AOL shall bear the expense of any audit conducted pursuant to this Section 4.4 unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of ten percent (10%) of the actual amounts paid and/or payable to AOL hereunder, in which event MP shall bear the reasonable expenses of the audit. MP shall pay AOL the amount of any deficiency discovered by AOL within thirty (30) days after receipt of notice thereof from AOL.

4.5      TAXES.

4.5.1 The amounts payable to AOL under this Agreement do not include existing Transaction Taxes, and MP will be responsible for, and indemnify and hold AOL harmless from, all Transaction Taxes imposed upon (i) the Promotions provided by AOL to MP under this Agreement and (ii) any MP Products sold by MP to AOL Users hereunder. AOL shall bill and collect from MP any Transaction Taxes imposed on the Promotions that MP is responsible for and report and remit the same to the applicable taxing authorities, unless applicable law requires such Transaction Taxes and charges to be reported or remitted by MP. MP shall not be obligated to pay or reimburse AOL for interest, fines, or other penalties arising from AOL's negligent failure to timely bill, collect, or pay the appropriate taxing authorities any such Transaction Taxes due by MP.

4.5.2 AOL and MP agree to cooperate in identifying and evaluating sales and use tax saving strategies and opportunities with respect to the activities contemplated by this Agreement, with the understanding that the implementation of any such strategies and opportunities shall not affect the Parties' responsibilities for Transaction Taxes and other charges and their obligations set forth in this Section, or their responsibility for filing any returns and reports required by law. Where necessary to minimize Transaction Taxes, AOL shall provide MP with one or more invoices that itemize AOL's taxable and non-taxable charges for payments made by MP under this Agreement, including, without limitation, any supplemental invoices which may be required by MP for a period of up to six years after the applicable charges are due. Both Parties agree to cooperate in obtaining any exemption or reduction in Transaction Taxes upon request by the other. AOL will cooperate in the pursuit of and/or assign to MP, to the extent assignable, any claims for refund that either Party becomes aware of with respect to any Transaction Taxes that MP is responsible for under the terms of this Agreement.

4.6      REPORTS.

4.6.1 AOL PURCHASERS. MP will provide AOL, in an automated manner, with a monthly report in an agreed format, detailing the number of AOL Purchasers obtained in each month, and any other information mutually agreed upon by the Parties or reasonably required for measuring of AOL Purchasers obtained through the Affiliated MP Site.

4.6.2 SALES REPORTS. MP will provide AOL in an automated manner with a monthly report in an agreed format, providing aggregate sales information by categories ("Sales Reports"), which shall include the number of visitors accessing the Affiliated MP Site, purchaser names and screennames (including specifically, the screen names of purchasers of over $300 in products or services other than Energy Products), SKU or Product descriptions, average amounts billed to subscribers, total dollars per product line, any applicable gross transaction revenues and all items deducted or excluded from gross transaction revenues to produce transaction revenues (including, without limitation, chargebacks and credits for returned or canceled goods or services and, where possible, an explanation of the type of reason therefor, e.g., bad credit card information, poor customer service, etc.) and any applicable advertising revenues. In addition to the aforementioned report, on the first business day of each week during the Term, MP shall provide AOL, in electronic format, with the name, screenname, number of Rewards Points earned, whether a Reward Program member is existing or new, and other information reasonably requested by AOL for each AOL Member who qualifies for Rewards Points under each Rewards Promotion during the preceding week. AOL acknowledges that the Sales Reports are Confidential Information of MP; provided, however, MP agrees THAT AOL may use Sales Reports in its internal business operations, and AOL may use information contained in the Sales Reports to produce aggregated data that may be publicly released in aggregate figures, provided that AOL may not release information relating to energy services offered on any Exclusive Service as a stand alone category of services.

4.6.3 USAGE REPORTS. AOL shall provide MP with a report containing standard usage information related to the Promotions and Impressions (e.g., a schedule of the Impressions delivered by AOL at such time), which is similar in substance and form to the reports provided by AOL to other interactive marketing partners similar to MP. MP acknowledges that the Usage Reports are Confidential Information of AOL. In addition to the foregoing, upon MP's request, AOL will provide MP with a report of Impressions and Promotions delivered hereunder, audited by ABC Interactive, Inc., at MP's expense, provided that if the audited report shows an underage of Impressions delivered by AOL to be more than ten percent 10% from the unaudited report, AOL shall bear the reasonable expenses of such audit.

4.6.4 FRAUDULENT TRANSACTIONS. To the extent permitted by applicable laws, MP will provide AOL with a prompt report of any fraudulent order, including the date, screenname or email address and amount associated with such order, promptly following MP obtaining knowledge that the order is, in fact, fraudulent.

5.       TERM; RENEWAL; TERMINATION.

5.1      TERM.

5.1.1 Unless earlier terminated as set forth herein, the Term of this Agreement will begin on the Effective Date and will end on the sixth anniversary hereof (the "Term").

5.1.2 If the Private Placement is not completed by February 28, 2000, then for so long as the Private Placement has not been completed, either Party shall have the right to elect to terminate this Agreement upon written notice to the other Party, with the effective date of such termination to be the date such notice is delivered to the other Party. Upon such termination, neither Party shall have any further rights, obligations or liabilities hereunder, and AOL shall be entitled to retain all payments made by MP hereunder prior to the effective date of such termination.

5.2      RENEWAL.

5.2.1 For the six months prior to the expiration of the Term, AOL and MP will enter into good faith negotiations to consider an ongoing relationship beyond the Term.

5.2.2 If the Parties fail to agree to extend or renew this Agreement on mutually acceptable terms pursuant to Section 5.2.1, then this Agreement will be terminated as of the end of the Term. However, for two years following such termination, the following will apply:

                  (a) MP will pay AOL a bounty for each AOL Purchaser acquired by MP during such two year period equal to MP's then standard affiliate bounty program rates for new customers from Interactive Services (which AOL acknowledges may be less than or greater than $***), or, in the event no such standard bounty program exists, $***.

                  (b) MP will allow AOL to maintain a link from the Exclusive Services to the Affiliated MP Site for such two-year period, and will maintain and operate the Affiliated MP Site in accordance with the provisions of Sections 2.1, 2.4, 2.7, 4.3, 4.4, 4.5, 4.6.2, 5.3,
                           6, and Exhibits E and F, and the relationship between the Parties shall be governed by Exhibit G for such period.

                           All other obligations of the Parties under this Agreement shall no longer be effective or binding on the Parties (including without limitation, the exclusivity provisions in Section 3, AOL's obligation to provide Impressions and Promotions, and MP's cross promotion obligations). The provisions of this
                           Section 5.2.2 shall survive the termination of this Agreement.

5.3 CONTINUED LINKS. Upon expiration or termination of this Agreement for any reason, each Party may, at its discretion, continue to promote one or more "pointers" or links from its sites or services to the other Party's site or services (and MP acknowledges that access to the AOL Service, CompuServe and certain other AOL properties or services may be limited to subscribers to those services), and continue to use such other Party's trade names, trademarks and service marks in connection therewith (collectively, a "Continued Link"), subject to any reasonable conditions or terms that the other Party may impose with respect to the use of its trade names, trademarks and service marks; and provided that unless this Agreement is terminated by MP due to a breach by AOL, the terms of Section 5.2.2(a) shall continue to apply if and to the extent that AOL provides links from an Exclusive Service to an MP Interactive Site. The provisions of this Section 5.3 will survive the termination of this Agreement.

5.4 DEFAULTS; TERMINATION FOR BREACH. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of this Agreement by the other Party which after forty five (45) days of written notice thereof (or such shorter or longer period as may as specified elsewhere in this Agreement) remains uncured; provided that AOL will not be required to provide notice to MP in connection with MP's failure to make any payments to AOL required hereunder, and the cure period with respect to any scheduled payment will be fifteen (15) days from the date such payment is due as provided herein. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires a cure to be completed within a period shorter or longer than forty-five
         (45) days, either Party may terminate this Agreement if the breach remains uncured after such shorter or longer period expires.

5.5 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

5.6 TERMINATION ON CHANGE OF CONTROL. In the event of a Change of Control of MP resulting in control of MP by ***, AOL may terminate this Agreement by providing thirty (30) days prior written notice of its intent to terminate. Likewise, in the event of a Change of Control of AOL resulting in AOL being controlled by ***, MP may terminate this Agreement by providing thirty (30) days prior written notice of it intent to terminate.

5.7 PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure by one Party to obtain the prior written consent of the other Party prior to issuing a Press Release (except as required by law) shall be deemed to be a material breach of this Agreement.

6.       MANAGEMENT COMMITTEE/ARBITRATION.

6.1 MANAGEMENT COMMITTEE. The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute promptly through informal discussions, the Dispute will be submitted by either Party to the Management Committee for resolution. For ten (10) days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute. If the Management Committee is unable to amicably resolve the Dispute during the ten day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee does not agree to retain a mediator within fifteen (15) days following the submission of the Dispute to the Management Committee, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this
         Section 6.1 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 6.1 and then, only in compliance with the procedures set forth in this Section 6. Until the Dispute is resolved pursuant to Section 6, (i) any time periods specified in this Agreement related to curing a default shall be stayed to the extent that such cure period relates to a default that is in dispute, and (ii) both Parties will continue to perform their respective obligations hereunder without regard to such dispute to the maximum extent possible. Nothing in this Section 6.1 shall prevent either Party from seeking any injunctive relief to protect its interests in connection with claims relating to proprietary rights, including but not limited to intellectual property and confidentiality.

6.2 ARBITRATION. Except for Disputes relating to issues of proprietary rights, including but not limited to intellectual property and confidentiality, any Dispute not resolved by amicable resolution as set forth in Section 6.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in New York, New York, and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

6.3 SELECTION OF ARBITRATORS. The arbitration panel will consist of three arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the vacancy shall be filled by the Party who named such arbitrator, or in the case of the neutral arbitrator, by the other two arbitrators or the AAA under the procedure described above. Until such replacement arbitrator is named and accepts the role of an arbitrator, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

6.4 GOVERNING LAW OF ARBITRABILITY. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will be used to determine whether a Dispute hereunder can be resolved by arbitration, it being the intent of the Parties to have all Disputes (other than Disputes relating to issues of proprietary rights, including but not limited to intellectual property and confidentiality) governed by the procedures set forth in this Section 6. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

6.5 ARBITRATION AWARDS. The arbitrators will have the authority to award compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

6.6 FEES. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borne equally by the Parties.

6.7 NON-ARBITRATABLE DISPUTES. Any Dispute that is not subject to to arbitration under this Section 6 (collectively, "Non-Arbitration Claims") will be brought in any court of competent jurisdiction in the State of Delaware, except for actions seeking injunctive relief that, because of the specific nature of relief sought, are legally required to be filed in another jurisdiction. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts situated in the State of Delaware, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims, except for actions seeking injunctive relief that, because of the specific nature of relief sought, are legally required to be filed in another jurisdiction.

6.8 EXHIBITS. All of the Exhibits attached hereto are each hereby made a part of this Agreement.




IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

----------------------------------------- --------------------------------------
AMERICA ONLINE, INC.                      EMW ENERGY SERVICES CORP.

By: /s/ DAVID COLBURN                     By: /s/ JIMMIE L. WILLIAMS
   ------------------                        -----------------------
Name: David Colburn                       Name: Jimmie L. Williams
Title: President, Business Affairs        Title: Vice President
----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------

EXHIBITS

A        PLACEMENTS/PROMOTIONS/IMPRESSIONS
A-1      REWARDS PROMOTIONS
B        DEFINITIONS
C        CROSS PROMOTIONS
C-1      AFFILIATE PROGRAM TERMS AND CONDITIONS
D        MP PRODUCTS AND OTHER CONTENT
E        OPERATIONS
F        STANDARD ONLINE COMMERCE TERMS AND CONDITIONS
G        STANDARD LEGAL TERMS AND CONDITIONS
H        LIST OF MP COMPETITORS
I        STOCK SUBSCRIPTION AGREEMENT

                                                     EXHIBIT A

                                                PLACEMENT/PROMOTION

------------------------------------------------------------------------------------------------------------------------------------
AOL SERVICE                            COPY SIZE        YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5        YEAR 6
                                                  IMPRESSIONS*  IMPRESSIONS*  IMPRESSIONS*  IMPRESSIONS*  IMPRESSIONS*  IMPRESSIONS*
AOL BANKING PACKAGE (STATE TBD)        234X60              ***           ***           ***           ***           ***           ***
Welcome Screen w/ Graphic**            Text                ***           ***           ***           ***           ***           ***
                                       w/Graphic
Welcome Screen w/out Graphic**         Text                ***           ***           ***           ***           ***           ***
ROS: Demo & Geographically Targeted    234x60              ***           ***           ***           ***           ***           ***
Email: Targeted                        175x45              ***           ***           ***           ***           ***           ***
------------------------------------------------------------------------------------------------------------------------------------
AOL SERVICE TOTAL:                                         ***           ***           ***           ***           ***           ***
------------------------------------------------------------------------------------------------------------------------------------

DIGITAL CITY
Targeted Promotion within Specific     234x60              ***           ***           ***           ***           ***           ***
Markets (Markets TBD)***
Targeted Text Promotion within         Text                ***           ***           ***           ***           ***           ***
Specific Markets (Markets TBD)***
ROS (Targeted Markets: TBD)            234x60              ***           ***           ***           ***           ***           ***
Content Integration & Sponsorship****  TBD                 ***           ***           ***           ***           ***           ***
------------------------------------------------------------------------------------------------------------------------------------
DIGITAL CITYTOTAL:                                         ***           ***           ***           ***           ***           ***
------------------------------------------------------------------------------------------------------------------------------------

COMPUSERVE
Geo-Targeted Pop-Ups                   200Wx250D           ***           ***           ***           ***           ***           ***
                                       Pixel
Geo-Targeted Direct Emails             Text                ***           ***           ***           ***           ***           ***
Geo-Targeted Ad Banners                468x60              ***           ***           ***           ***           ***           ***
Home & Family Banners                  468x60              ***           ***           ***           ***           ***           ***
Personal Finance Banners               468x60              ***           ***           ***           ***           ***           ***
------------------------------------------------------------------------------------------------------------------------------------
COMPUSERVETOTAL:                                           ***           ***           ***           ***           ***           ***
------------------------------------------------------------------------------------------------------------------------------------
AGGREGATE TOTAL IMPRESSIONS:                               ***           ***           ***           ***           ***           ***
------------------------------------------------------------------------------------------------------------------------------------

* Specific line item Impressions totals are estimated.

**Welcome Screen MUST link to an AOL Native Screen (and not to a page of the Affiliated MP Site).

***Impressions are estimated variable based on content.

****Integration of MP content in relevant DCI markets as determined by DCI.

Year 1: Effective Date-3/31/2001; Year 2: 4/1/2001-3/31/2002; Year 3:
4/1/2002-3/31/2003; Year 4: 4/1/2003-3/31/2004; Year 5: 4/1/2004-3/31/2005; Year
6: 4/1/2005-11/30/2005.

1. During the Term, subject to the terms and conditions hereof, MP shall have the right to use the Keyword Search Terms as are mutually agreed upon by the Parties hereto.

2. "Collar" shall mean ***% of the Impressions Commitment in any of Years 1, 2, 3, 4, 5, or 6 as provided in the chart above.

3. The parties agree that MP shall launch the Affiliated MP Site on or prior to June 30, 2000, and the date of such launch shall be the "Site Launch Date". MP shall inform AOL of the Site Launch Date no later than 24 hours after such Site Launch Date shall have occurred. The Parties hereby acknowledge that, notwithstanding anything else to the contrary contained in this Agreement, AOL may deliver a number of Impressions that are less than or equal to, but not exceeding, ***% of the Impressions Commitment for Year 1 of the Term prior to the Site Launch Date. Subject to the terms of Section 1.3.1, MP shall determine the content of Promotions to which AOL shall deliver such Impressions pursuant to this Paragraph 3 of this Exhibit A and such Promotions will either be of a non-clickable nature or will link to an area as mutually agreed upon by the Parties hereto.

4. From time to time, subject to the provisions of Sections 1.2.3 and 1.4 hereof and AOL's then-current guidelines for reallocating promotions, MP may elect to exchange any Promotions identified above for the same type of Promotions (e.g., banner advertisements for banner advertisements) or the location of Promotions (e.g., Welcome Screen Promotions for Personal Finance promotions) within the same Exclusive Service or across Exclusive Services. For purposes of exchanging Promotions, the relative value of new Promotions and Promotions to be exchanged shall be based upon AOL's then-current rate card for such Promotions, respectively. All exchanges of Promotions shall be subject to availability (including, without limitation, availability limited by AOL's exclusivity and other preferential commitments), as reasonably determined by AOL. MP may request such adjustments to the Promotions no more frequently than once each quarter.

                                   EXHIBIT A-1

                               REWARDS PROMOTIONS

         1. PROMOTION ON THE AOL SERVICE. AOL shall promote the Rewards Promotions on the AOL Service as follows: MP shall receive a promotional, rotating presence on the Rewards Program Main Screen on the AOL Service; (b) MP shall receive a promotional, rotating presence on the Rewards Program "Earn Points Now" sub-screen on the AOL Service; and (c) MP shall receive promotional placements in other appropriate locations on the AOL Service as MP and AOL may mutually agree. Notwithstanding the foregoing, AOL reserves the right to redesign and/or modify the organization, structure, "look and feel", navigation and other elements of Rewards Program promotional areas on the AOL Service. If AOL redesigns or modifies any such elements of the Rewards Program in a manner that substantially modifies the nature of the promotion a material adverse fashion, AOL will work with MP in good faith to provide MP with comparable promotion.

         2. OTHER AOL PROMOTIONS. AOL shall, from time to time during the Term, promote the MP Rewards Offers through the following communication channels available to AOL at AOL's sole discretion: (a) Rewards Program subscriber statements, including e-mail statements; (b) Award confirmation e-mails; and (c) Newsletters and promotions sent to AOL Members with an Rewards Points balance.




                                     A-1-1

                                    EXHIBIT B

                                   DEFINITIONS

The following definitions will apply to this Agreement:

AAA.  As defined in Section 6.2.

ADDITIONAL MP CHANNEL. Any other electronic, interactive distribution channel (e.g., an Interactive Service other than AOL) through which MP makes available an offering comparable in nature to the Affiliated MP Site.

AFFILIATED MP SITE. The specific customized area or web site to be promoted and distributed by AOL hereunder that is accessed by and accessible to AOL Users through the AOL Network, through which MP will market the MP Products in accordance with the terms of this Agreement.

AGGREGATOR. An entity that sells or promotes multiple lines of products and/or services and is not primarily a provider of energy services (i.e., is primarily engaged in activities other than the promotion and sale of Energy Products).

AOL EXCLUSIVE OFFERS.  As defined in Section 2.6.

AOL INTERACTIVE SITE. Any Interactive Site that is managed, maintained, owned or controlled by AOL or its affiliates.

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service, CompuServe or Digital City.

AOL MEMBER. Any authorized user of any of the Exclusive Services, including any sub-accounts using an Exclusive Service under an authorized master account.

AOL NETWORK. (i) The AOL Service, (ii) CompuServe, (iii) Digital City, and
(iv) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service, CompuServe or Digital City).

AOL PURCHASER. Any person or entity who enters the Affiliated MP Site from the AOL Network, including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and either (A) agrees to receive any MP Energy Product and remains a customer of MP's Energy Products for three billing cycles, or (B) purchases non-Energy Products in an amount representing at least $300 in the aggregate. AOL Purchasers are counted only once per household; subsequent or additional purchases by a person or entity are not counted as additional AOL Purchasers (except to the extent that additional purchases are required to achieve the aforementioned threshold of $300 per month). A move to a new residence or location shall not be counted as an additional AOL Purchaser if the person or entity transfers an existing service from its old residence or location to its new residence or location.

AOL SERVICE. The standard narrow-band U.S. version of the America Online-R-brand service, specifically excluding (a) AOL.com, Netcenter or any other AOL Interactive Site, (b) the international versions of an America Online-R-brand service (E.G., AOL Japan), (c) the CompuServe-R- brand service and any other CompuServe products or services, (d) "Driveway," "ICQ-TM-," "AOL Search-TM-," "AOL Instant Messenger-TM-," "Digital City," "NetMail-TM-," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News," "My Calendar," "You've Got Pictures," or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online-R- brand service, (e) any programming or Content area offered by or through the U.S. version of the America Online-R- brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online-R- brand service, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date that is maintained as a separate service and is not made part of the standard, narrow-band U.S. version of the AOL brand service, and (h) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or though any platform or device other than a desktop personal computer. In the case of a service described in clause (h), the mere delivery method technology, in and of itself, will in no way cause such site or service to be excluded from the definition of the applicable site or service such that, delivery of the site or service to a personal computer via cable modem, high speed telephone connection (e.g. DSL or ISDN) or satellite does not, alone thereby cause such site or service to be excluded from the definition of the applicable site or service, provided however if such resulting site or service is otherwise materially different from the primary, narrow band U.S. version of that site or service, including, without limitation, any third party co-branded version of the site or service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, then any such distinctions shall suffice to exclude such site or service from the applicable definition of the applicable site or service. Notwithstanding anything to the contrary in the foregoing, AOL's integrated bill payment product shall be deemed to be part of the AOL Service.

AOL SERVICE MEMBER.  As defined in Section 1.5.1.

AOL USER. Any user of the AOL Service, CompuServe, Digital City, or the AOL Network.

APPLIANCE.  As defined in Exhibit D.

ARBITRATION COSTS.  As defined in Section 6.7.

ATTORNEY'S FEES.  As defined in Section 6.7.

BLACKOUT PERIOD. As defined in Section 3.3.2.

BUNDLED SERVICES.  As defined in Exhibit D.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

COLLAR.  As defined in Exhibit A.

COMPLEX PROCEDURES.  As defined in Section 6.2.

COMPUSERVE. The standard, narrow-band U.S. version of the CompuServe brand service, specifically excluding (a) any international versions of such service, (b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (including without limitation, Content areas controlled by other parties and member-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content and (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer, and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date that is maintained as a separate service and is not made part of, or offered in, the standard, narrow-band U.S. version of the CompuServe brand service. In the case of a service described in clause (h), the mere delivery method technology, in and of itself, will in no way cause such site or service to be excluded from the definition of the applicable site or service such that, delivery of the site or service to a personal computer via cable modem, high speed telephone connection (e.g. DSL or ISDN) or satellite does not, alone thereby cause such site or service to be excluded from the definition of the applicable site or service. Notwithstanding anything to the contrary in the foregoing, AOL's integrated bill payment product shall be deemed to be part of CompuServe.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, (i) the material terms of this Agreement, (ii) information about AOL Members, AOL Users and AOL Purchasers, (iii) information about MP's customers, sales, marketing plans or businesses, (iv) technical processes and formulas, source codes and product designs, and (v) sales, cost and other unpublished financial information, product and business plans, projections, and marketing data of either Party. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) is independently developed by a Party without reference to any disclosed information.

CONTENT. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, products, services advertisements, promotions, URLs, links, pointers, technology and software, including any modifications, upgrades, updates, enhancements and related documentation.

CONTINUED LINK.  As defined in Section 5.3.

DEMAND.  As defined in Section 6.2.

DEREGULATED ENERGY PRODUCT. Either electricity or natural gas, as the case may be, that can be sold in a Deregulated Market.

DEREGULATED MARKET. With respect to either natural gas or electricity, any market in the United States in which legislation is enacted which will permit an entity other than the regulated utility or distribution company to sell natural gas or electricity on and after the Market Open Date.

DIGITAL CITY. The standard, narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City-R- brand name, specifically excluding (a) the AOL Service, or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe-R-brand service and any other CompuServe products or services (d) "Driveway," "ICQ-TM-," "AOL Search-TM-," "AOL Instant Messenger-TM-," "Digital City," "NetMail-TM-," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News," "My Calendar," "You've Got Pictures," or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or

Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date that is maintained as a separate service and is not made part of the standard, narrow-band U.S. version of the Digital City brand service, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City-R-brand name, by virtue of its branding, distribution, functionality, Content or services, and (i) Digital City-branded offerings in any local area where such offerings are not owned or operationally controlled by America Online, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads). In the case of a service described in clause (h), the mere delivery method technology, in and of itself, will in no way cause such site or service to be excluded from the definition of the applicable site or service such that, delivery of the site or service to a personal computer via cable modem, high speed telephone connection (e.g. DSL or ISDN) or satellite does not, alone thereby cause such site or service to be excluded from the definition of the applicable site or service.

ENERGY PRODUCT.  As defined in Exhibit D.

ENERGY RELATED PRODUCT.  As defined in Exhibit D.

EXCLUSIVE MP PRODUCTS.  Energy Products and Energy Related Products.

EXCLUSIVE SERVICES. AOL Service, Digital City, and CompuServe, and any other services that become an Exclusive Service pursuant to Section 3.5.

FINAL SHORTFALL.  As defined in Section 1.2.4.

IMPRESSION. User exposure to the applicable Promotion, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

IMPRESSIONS COMMITMENT  As defined in Section 1.2.

INFORMATION SERVICES.  As defined in Exhibit D.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); and
(iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) an MP site on the World Wide Web portion of the Internet, or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop.

KEYWORD SEARCH TERMS. (a) The Keyword-TM- online search terms made available on the AOL Service, combining AOL's Keyword-TM- online search modifier with a term or phrase specifically related to MP (and determined in accordance with the terms of this Agreement), and (b) the Go Word online search terms made available on CompuServe, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to MP and determined in accordance with the terms of this Agreement).

LICENSED CONTENT. All Content offered through the Affiliated MP Site pursuant to this Agreement or otherwise provided by MP or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

LOOK SEE DATE.  As defined in Section 3.6.

MARKET OPEN DATE. With respect to a Deregulated Market, the first date on which MP is legally able to deliver the Deregulated Energy Product in such Deregulated Market.

MIGRATE. To move from either the AOL Service or CompuServe to another paid service on the AOL Network (other than the AOL Service or CompuServe), and in connection with such move to terminate membership in the service from which such move was made.

MOVING SERVICES.  As defined in Exhibit D.

MP COMPETITOR. As of the Effective Date, an "MP Competitor" shall be any of the entities listed in Exhibit H attached hereto. From time to time, and subject to the prior approval of AOL, which approval shall not be unreasonably withheld or delayed, MP may add entities as additional MP Competitors if they satisfy either of the following criteria: (i) such entity derives more than 10% of its total gross revenue from Energy Products, as measured over the four quarters preceding such measurement, or (ii) such entity has acquired more than 400,000 customers who have purchased Energy Products in the preceding twelve (12) months. Additionally, in the event that MP believes that an entity should be an MP Competitor, but such entity does not satisfy the requirements of (i) or (ii) above, MP shall have the right to request that such entity be deemed an MP Competitor; provided that prior to requesting that such entity be deemed an MP Competitor hereunder, MP shall first demonstrate to AOL's reasonable satisfaction that such entity (a) poses a significant and substantial competitive threat to MP's core business, (b) if not treated as an MP Competitor, a relationship between AOL and such entity would have a materially adverse impact on MP's ability to generate significant amounts of AOL Purchasers hereunder, and (c) treating such entity as an MP Competitor hereunder will have a direct and measurable impact on preventing or changing the occurrence of the events outlined in subparagraphs (a) and (b) above. Such entity shall not be added to Exhibit H as an MP Competitor unless AOL agrees in writing.

MP INTERACTIVE SITE. Any Interactive Site (other than the Affiliated MP Site) which is managed, maintained, owned or controlled by MP or its agents.

MP PRODUCTS. Energy Products, Energy Related Products and Other Related
Products.

OTHER RELATED PRODUCTS.  Defined in Exhibit D.

PRESS RELEASE.  As defined in Section 5.1.

PRIVATE PLACEMENT. The sale of equity of MP for at least $60 million in one or more transactions.

PROMO CONTENT.  As defined in Section 1.3.1.

PROMOTIONS. The promotions described on Exhibit A, any comparable promotions delivered by AOL in accordance with Section 1.1, and any additional promotions of the Affiliated MP Site provided by AOL (including, without limitation, additional Keyword Search Terms and other navigational tools).

REFUND RATE.  $*** per Impression.

REGULATED MARKET. With respect to either electricity or natural gas, any market that is not a Deregulated Market.

SALES REPORTS.  As defined in Section 4.6.2.

SHORTFALL.  As defined in Section 1.2.2.

SITE LAUNCH DATE.  As defined in paragraph 3 of Exhibit A.

SUBSCRIPTION AGREEMENT. The Subscription Agreement attached hereto as Exhibit I.

TARGETED SERVICE. A paid subscription service on the AOL Network other than AOL Service, or CompuServe.

TRANSACTION TAXES. Any sales or use tax, excise tax, or any other tax or fee imposed on a per-transaction basis.

TERM.  As defined in Section 5.1.1.

                                    EXHIBIT C

                                CROSS PROMOTIONS

1. ONLINE PROMOTIONS. Subject to the terms of this Section 1 of Exhibit C, with respect to any MP Interactive Site (other than any MP Interactive Site which MP has created or is managing in conjunction with or on behalf of an Interactive Service), in the event that MP promotes or provides a placement for any Interactive Service other than AOL on any MP Interactive Site, MP agrees to promote the AOL Network in a manner which is of equal prominence to the manner in which MP promotes such other Interactive Service. The determination of "equal prominence" will be made mutually by the Parties twice per year (as agreed upon by the Parties), will be measured in the aggregate (i.e., MP's promotion of the AOL Network will be compared with MP's promotion of such other Interactive Service over a six-month review period), and will be based on the level and number of promotions, not on the ultimate effectiveness of the promotions ("Equal Prominence"). If after any six-month review period it is determined that MP has failed to meet its commitment to promote the AOL Network as required under this Section 1 of Exhibit C, then MP will have 30 days to develop a plan to cure such failure (subject to AOL's agreement that such plan will cure such failure) and 90 days to implement such plan. Additionally, MP hereby enters into AOL's affiliate program for new member acquisitions as outlined at http://affiliate.aol.com/affiliate and in accordance with the terms and conditions attached hereto as Exhibit C-1.

2. OFF-LINE PROMOTIONS. Subject to the terms of this Exhibit C, MP agrees to promote AOL, the AOL Keyword Search Term (or any equivalent navigational tool on any of the Exclusive Services) or the Affiliated MP Site with Equal Prominence to the promotion of any other MP Interactive Sites in MP's television, radio, print and "out of home" (e.g., buses and billboards) advertisements over which MP has substantial editorial control, and shall advertise the availability of the Affiliated MP Site through the AOL Network in such media (by way of site name, related company name, URL or otherwise). If after any six-month review period it is determined that MP has failed to meet its commitment to promote the Affiliated MP Site as required under this Section 2 of Exhibit C, then MP will have 30 days to develop a plan to cure such failure (subject to AOL's agreement that such plan will cure such failure) and 90 days to implement such plan.

3. OTHER COOPERATION. AOL and MP shall cooperate to develop and implement direct mailings or other promotions directly to the AOL Members (or segments of AOL Members), provided that MP pays the costs of such promotions and AOL controls the mailings and is not required to divulge to MP any information relating to the AOL Members. AOL and MP shall also cooperate in exploring other cross-promotional activities mutually beneficial to the Parties. In the event the Parties pursue such cross-promotional activities, AOL shall offer to MP commercially reasonable market rates, which in no event will exceed AOL's then-current rate card.

                                   EXHIBIT C-1
                           AFFILIATE NETWORK AGREEMENT

                         AOL AFFILIATE NETWORK AGREEMENT
                             EFFECTIVE DATE: 11/1/99

READ THIS CAREFULLY BEFORE SUBMITTING THE APPLICATION (THE "APPLICATION") FOR PARTICIPATION IN THE AOL AFFILIATE NETWORK PROGRAM (THE "PROGRAM"). This is a binding agreement (the "AGREEMENT") between the individual submitting the Application or the entity on whose behalf the Application is being submitted ("YOU" and "YOUR") and America Online, Inc. ("AOL"). By submitting the Application, you hereby ACCEPT AND AGREE to all of the terms and conditions set forth in this Agreement.

1. APPLICATION PROCESS. By submitting the Application you are expressing your desire to participate in the Program through which you may promote certain AOL products and services and are compensated for the number of qualified individuals that use such products and services as a direct result of your promotion. As part of the Application you must submit the principal address of your web site (the "WEBSITE") upon which you desire to place the AOL Promos (as defined in Section 2). You represent and warrant that: (i) the information submitted in the Application is truthful and accurate; (ii) the person submitting the Application is at least 18 years old; (iii) in the event you are an entity, the person submitting the Application has the full right, power and authority to enter into this Agreement on behalf of such entity; and (iv) the execution of this Agreement by such person, and the performance by you of your obligations and duties hereunder, do not and will not violate any agreement to which you are a party or by which you are otherwise bound. You acknowledges that AOL makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. AOL will evaluate the Application and will notify you of AOL's acceptance or rejection of the Application in a timely manner. AOL may reject the Application if the Website is deemed in AOL's sole discretion to be unsuitable for the Program. Unsuitable web sites include, but are not limited to, those that:

     1.1 Contain sexually explicit or obscene materials, or materials that are otherwise deemed offensive;

     1.2 Advocate discrimination based on race, sex, religion, nationality, disability, sexual orientation, or age.

     1.3 Promote or engage in illegal activities;

     1.4 Violate intellectual property rights of third parties;

     1.5 Contain or promote deceptive information;

     1.6 Promote gambling; or

     1.7 Violate AOL's "PRIVACY POLICY" available at http://www.aol.com/info/privacy.html, as may be modified from time to time by AOL in its sole discretion.

2. LINKING WITH, AND USE OF, AOL PROMOS. In the event your Application is accepted by AOL, you may use (to the extent provided in Article 4 below) the electronic graphic artwork and corresponding links to AOL products including the special promotion identifier and all HTML thereto (the "AOL PROMOS") available at http://AOL.reporting.net (the "REPORTING SITE") as necessary to participate in the Program. AOL will provide the HTML for such links at the Reporting Site, including a special promotion identifier that will make possible tracking and reporting of all Qualified New Members (as defined in Section 5) acquired through your Website. It is your responsibility to integrate the AOL Promos into your Website properly in accordance with the instructions available at the Reporting Site, and AOL shall not be liable to you with respect to your failure properly to integrate the AOL Promos into your Website, including to the extent such failure may result in any reductions of amounts that would otherwise be paid to you under this Agreement. You agree not to modify any AOL Promos in any way without the express written permission of AOL. You may only display the AOL Promos on your Website, and if you have multiple web sites other than the Website, you must submit an Application for each such web site to display the AOL Promos on


                                     C-1-1
such web site. Without limiting the foregoing, you shall not promote or otherwise announce the availability of the AOL Promos on your Website anywhere other than within your Website, including but not limited to using the AOL Promos in e-mail and promoting or otherwise announcing the availability of the AOL Promos on your Website through e-mail.

3. YOUR WEBSITE. You are solely responsible for, and AOL hereby disclaims all liability for, the development, operation and maintenance of, and all costs associated with, your Website, any content thereon and any equipment therefor. You hereby agree that your Website shall not, in any way, copy or resemble the look and feel of, or create the impression that it is, part of the AOL Service or any of AOL's or its affiliates' or subsidiaries' web sites. You agree that your Website shall at all times during the Term of the Agreement comply with the policies identified in Section 1.7, and shall not engage in any of the activities listed in Sections 1.1 through 1.6.

4. LIMITED LICENSE TO USE AOL PROMOS. AOL hereby grants to you a nonexclusive, revocable license to display on your Website the AOL Promos solely as necessary for, and for the purpose of, promoting the products and/or services associated with the AOL Promos as set forth at the Reporting Site and identifying you as a participant in the Program. To the extent, if any, that AOL Promos contain AOL's trademarks, service marks or trade names, you shall not use such marks in a manner that might be deemed to create a unitary composite mark. You agree not to use the AOL Promos in a manner that is, or otherwise include materials on your Website that are, disparaging of AOL. AOL reserves all proprietary rights in and to the AOL Promos not expressly granted herein. You agree this license can be revoked at any time for any or no reason upon notice by AOL to you (regardless of termination of this Agreement) and you agree upon receipt of such notice immediately to cease using all AOL Promos.

5.   PAYMENTS

     5.1 REFERRAL FEES. On a monthly basis, within thirty (30) days after the end of each calendar month, AOL shall pay you a "FEE" for each Qualified New Member who registered for a type of plan for the AOL Service set forth below directly from a link within the AOL Promos on your Website using the special promotion identifier and thereafter became a Qualified New Member in such month. "QUALIFIED NEW MEMBER" means any person or entity who registers for the AOL Service during the Term as a direct result of your promotion of the AOL Service by linking from one of the AOL Promos on your Website using your special promotional identifier and who pays the then-standard fees required for membership to the AOL Service through at least two (2) consecutive billing cycles (excluding any standard free trial period). The minimum Fee for the each of the following type(s) of plans for the AOL Service is as follows:

               SERVICE TYPE                           FEE/QUALIFIED NEW MEMBER
               Unlimited Usage AOL Service            US $15

     AOL may choose to offer you a higher Fee for a particular period of time or for particular types of AOL Service. AOL will either provide you notice of such higher Fee to the e-mail address in your Application or will post notice of such higher Fee on the Reporting Site. You acknowledge that AOL may offer a Fee to other participants in the Program that is higher than the Fee you receive. Nothing in the foregoing shall limit AOL's ability to lower the minimum Fee contained herein in accordance with Article 7.

     5.2 MONTHLY BONUS. In addition to the Fees above, within thirty (30) days after the end of each calendar month, AOL will pay you a bonus for each calendar month in which the number of Qualified New Members for which AOL paid a Fee to you pursuant to Section 5.1 for such month exceeds twenty-four. The amount of such bonus shall be as follows:

               QUALIFIED NEW MEMBERS             TOTAL BONUS
               ---------------------             -----------
               25-50                             US $75
               51-99                             US $175
               100-249                           US $400
               -E 250                           US $1,125


                                     C-1-2

     5.3 ANNUAL BONUSES. In addition to the Fees above, within thirty (30) days after the end of the calendar year, AOL will pay you $20,000 for every 5,000 Qualified New Members obtained through the AOL Promos on your Website using your special promotion identifier during such calendar year (e.g. AOL will pay you $40,000 if 14,999 Qualified New Members are acquired during a calendar year).

     5.4 LIABILITY FOR PAYMENT. AOL's sole obligation in regards to remitting payment to you for the payments described in Sections 5.1 through 5.3 shall be to mail such payment to the address submitted to AOL in the Application or in the event your address changes, to the address thereafter submitted at the Reporting Site. You are solely responsible for assuring your address of record is current and correct. In the event a payment sent to such address is returned to AOL for any reason other than an error in such address on the part of AOL, you shall be responsible for requesting that such payment is resent to you and for verifying the address to which such payment is to be sent. AOL shall not be liable for any payment to you if AOL deems that you have engaged in any fraudulent or criminal activity in connection with the Program.

6. REPORTING. Through the Reporting Site AOL shall provide you with monthly reports setting forth the number of impressions that your Website generated of the AOL Promos, clickthroughs to an AOL web site that were generated from AOL Promos on your Website, and Qualified New Members obtained by AOL through your Website in the preceding month. AOL shall also provide monthly reports detailing the monthly volume bonuses that are due to you. Also, on a calendar year basis, AOL will provide a report detailing any annual bonus that is due to you. The form, content and timing of the foregoing reports may vary from time to time in AOL's sole discretion.

7. MODIFICATION OF THIS AGREEMENT. AOL may modify any terms and conditions in this Agreement, including any amounts payable as Fees and bonuses under Article 5, at any time in its sole discretion by posting a notice or a new Agreement on the Reporting Site, but such new Agreement shall be effective no sooner than five (5) days after such notice or new Agreement is posted on the Reporting Site. YOUR SOLE REMEDY AND RECOURSE IN THE EVENT ANY SUCH MODIFICATION IS UNACCEPTABLE TO YOU IS TO TERMINATE THIS AGREEMENT, PROVIDED THAT AOL SHALL PAY TO YOU ALL AMOUNTS DUE TO YOU PRIOR TO YOUR TERMINATION IN ACCORDANCE WITH
SECTION 11.1. Notwithstanding the five (5) day notice period for termination provided in Article 9, such termination by you in the event of a modification shall be effective immediately upon receipt by AOL of notice thereof. Your continued participation in the Program after such five (5) day period has passed shall constitute acceptance of the modifications.

8. PRESS RELEASES; PUBLICITY. All press releases and other publicity regarding the content of this AOL Affiliate Network Agreement shall be governed by Section
5.7 of the Interactive Marketing Agreement.

9. TERM AND TERMINATION. This Agreement shall be effective on the date AOL accepts the Application and shall continue until either party terminates this Agreement as set forth herein (the "TERM"). Either party may terminate this Agreement at any time for any or no reason upon five (5) days notice, (i) in the case of termination by AOL, to you at either, at AOL's option, the e-mail address contained in the Application or by posting such notice on the Reporting Site, and (ii) in the case of termination by you, to AOL at the following email address: AOLAffiliates@aol.com.

10.  LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.

     10.1 LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT YOU SHALL REMAIN LIABLE TO AOL TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 10.3. IN NO EVENT SHALL THE


                                     C-1-3

     LIABILITY OF AOL IN CONNECTION WITH THIS AGREEMENT FOR DAMAGES NOT EXCLUDED IN THE IMMEDIATELY PRECEDING SENTENCE EXCEED THE AMOUNT PAID OR PAYABLE BY AOL TO YOU UNDER THIS AGREEMENT.

     10.2 NO ADDITIONAL WARRANTIES. YOUR WEBSITE (EXCEPT AS PROVIDED IN SECTION 1.1), ALL OF AOL'S AND ITS AFFILIATE'S WEB SITES, THE AOL PROMOS, THE AOL SOFTWARE AND AOL SERVICE (COLLECTIVELY, "SUBJECT MATTER") ARE PROVIDED "AS IS" AND "AS AVAILABLE." EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SUBJECT MATTER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     10.3 INDEMNIFICATION. You agree to defend, indemnify and hold harmless AOL, its subsidiaries and affiliates, and their respective officers, directors, agents, distributors, franchisees and employees (the "INDEMNIFIED PARTIES") against any loss, damage, expense, or cost, including reasonable attorneys fees (including allocated costs for in-house legal services) arising out of any claim, demand, action, suit, investigation, arbitration or other proceeding by a third party ("LIABILITIES") based on (i) your material breach of any covenant, duty, representation, or warranty of this Agreement, (ii) materials contained on your Website (including any allegation that such materials infringe a third party's proprietary rights), (iii) or otherwise related to your Website and the content thereon.

11.  MISCELLANEOUS.

     11.1 SURVIVAL. Article 10 and Section 11.2, 11.4 shall survive the expiration or termination of this Agreement. Additionally, to the extent this Agreement is not terminated as a result of fraud relating to the Program by you or otherwise as a result of your breach of this Agreement, AOL's obligation to pay Fees and other bonuses under Article 5 shall survive for so long as is necessary to account for Fees and other bonuses generated from Qualified New Members properly registered prior to the date of termination.

     11.2 APPLICABLE LAW; JURISDICTION; DISPUTE RESOLUTION. This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Delaware, except for its conflicts of laws principles. Any disputes occurring under this Agreement will be subject to the dispute resolution procedures set forth in Section 6 of the Interactive Marketing Agreement.

     11.3 SOLICITATION OF AOL MEMBERS. You will not send unsolicited, commercial e-mail (i.e., "spam") through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "PRIOR BUSINESS RELATIONSHIP" will mean that the AOL Member to whom commercial e-mail is being sent has voluntarily either (i) engaged in a transaction with you other than registering to receive the AOL Service through an AOL Promo provided on your Website or (ii) provided information to you through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail being sent to that AOL Member by you or its agents. Any commercial e-mail or other online communications to AOL Members that are otherwise permitted hereunder, shall (a) include a prominent and easy means to "opt-out" of receiving any future commercial communications from you, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

     11.4 EXCUSE. Neither party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence.


                                     C-1-4

     11.5 NO WAIVER. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

     11.6 ASSIGNMENT. You shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL.

     11.7 INJUNCTIVE RELIEF; REMEDIES. You acknowledge a violation of this Agreement could cause irreparable harm to AOL for which monetary damages may be difficult to ascertain or an inadequate remedy. You therefore agree that AOL will have the right, in addition to its other rights and remedies, to seek and obtain injunctive relief for any violation of this Agreement. Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity.

     11.8 ACKNOWLEDGMENT. You acknowledge that you have read this Agreement and agreed to all the terms and conditions. You understand that AOL may at any time (directly or indirectly) solicit customer referrals on terms that may differ from those contained in this Agreement, and AOL and its affiliates and subsidiaries may operate web sites that compete with your Website.

     11.9 INTERPRETATION. In the event that any of the terms of this AOL Affiliate Network Agreement conflict, directly or indirectly, with, or create any ambiguities with respect to any of the terms of the Interactive Marketing Agreement, the terms of the Interactive Marketing Agreement shall control. This AOL Affiliate Network Agreement may be terminated pursuant to Article 9 hereof, independently of the Interactive Marketing Agreement.

12.  OTHER DEFINITIONS.

     12.1 "AOL User": as defined in the Interactive Marketing Agreement.

     12.2 "AOL Network": as defined in the Interactive Marketing Agreement.

     12.3 "AOL Service": as defined in the Interactive Marketing Agreement.

     12.4 "AOL Software" means the proprietary software used to connect to and use the U.S. version of the America Online(R) brand service.


                                     C-1-5

                                    EXHIBIT D

                          MP PRODUCTS AND OTHER CONTENT

ENERGY PRODUCTS, Electricity and natural gas for residential customers, and for small commercial customers who purchase less than $5,000,000 per year in electricity and natural gas1, whether sold individually or as part of a service that incorporates other products and services. In addition to standard electricity and natural gas provided over the existing delivery infrastructure (pipes and wires), Energy Products are, as of the Effective Date, any of the following:

       a) Electricity, and natural gas that are promoted as being from environmentally sound or renewable resources;

       b) electricity and natural gas that are sold as a part of a financing package such as a home mortgage or prepaid energy;

       c) offers that may involve delivery of electricity or natural gas over a delivery infrastructure other than the existing delivery infrastructure (e.g., sales of electricity from microturbines, fuel cells, solar panels, etc.);

       d) equipment that produces electricity or natural gas such as microturbines, fuel cells, and solar panels; and

       e)     propane, butane, aerosol, heating oil and kerosene.

       MP may periodically add additional products and services in the above list with prior approval of AOL, which shall not be unreasonably withheld or delayed.

ENERGY RELATED PRODUCTS. Products and services that are directly related to the consumption or use of electricity and/or natural gas; specifically as of the Effective Date, Energy Related Products are any of the following:

       a) services that review energy consumption in the home and/or make advice regarding efficiency improvements (e.g., energy audits);

       b) energy efficient improvements designed to reduce the consumption of electricity or natural gas in the home such as the installation of insulation, tune ups of heating venting and air conditioning
              (HVAC) systems, the installation of energy efficient window systems or solar heating systems;

       c) maintenance contracts for the equipment and appliances in the home that consume significant amounts of energy (e.g., HVAC systems, water heaters, refrigerators, washers and dryers, etc.);

       d) equipment associated with the delivery of electricity and natural gas (e.g., a surge protection for the home);

       e) equipment related to the measurement and control of energy into the home or to any appliances within the home (e.g., a real time electricity meter); and

       f) financing arrangements related to the sale of products and services in a) through e) above.

       MP may periodically add additional products and services in the above list with prior approval of AOL, which shall not be unreasonably withheld or delayed.

OTHER RELATED PRODUCTS. Products and services (i) that are indirectly related to the consumption or use of electricity and/or natural gas and (ii) that are a natural adjunct to Energy Products and Energy Related Products that are offered by MP; specifically as of the Effective Date, Other Related Products are any of the following:

--------------------
(1) AOL acknowledges that MP's current charter has limits on the size of small commercial customers to whom MP may sell electricity or natural gas.

       a) the sale of appliances that use relatively large amounts of energy ("Appliances"), e.g., HVAC systems, air conditioners, heaters, washer, dryers, refrigerators, freezers, water heaters, dishwashers, ranges, ovens, stoves, microwave ovens, Jacuzzi, pool heating equipment;

       b) information services provided over the platform of a real time two way wireless meter such as back up home security, provided that these are limited to those information services not in competition with information services offered under an AOL brand name ("Information Services"); and

       c) a service in which MP communicates to other providers (telecom, cable, newspapers) that a MP customer is moving and would like to turn (on/off) service in the household they are moving (to/from) ("Moving Services").

       MP may periodically add additional products and services in the above list with prior approval of AOL, which shall not be unreasonably withheld or delayed.

BUNDLED PRODUCTS. MP may bundle any of the MP Products with other MP Products (i.e., the Energy Products, the Energy Related Products and the Other Related Products) for sale or promotion. If MP wants to bundle any other products or services with any of the MP Products, it may do so only with the prior approval of AOL, and that in that context AOL may require additional compensation (e.g., revenue share) for such additional products.

                                    EXHIBIT E

                                   OPERATIONS

1. GENERAL. The Affiliated MP Site (including the Products and other Content contained therein) will be in the top five (5) in the energy industry nationally, as determined by three recognized experts in the energy industry agreed upon by the parties, based upon ease of use, customer service and overall user experience.

2. AFFILIATED MP SITE INFRASTRUCTURE. MP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated MP Site. MP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated MP Site from the AOL Network. MP will design and implement the network between the AOL Service and Affiliated MP Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Affiliated MP Site from the AOL Network, and (ii) no single line under material control by MP will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, MP will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the Affiliated MP Site. In the event that MP elects to create a custom version of the Affiliated MP Site in order to comply with the terms of this Agreement, MP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

3. OPTIMIZATION; SPEED. MP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Affiliated MP Site are optimized for the client software then in use by AOL Members; and (b) the Affiliated MP Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, MP will ensure that the Affiliated MP Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, MP will permit AOL to conduct performance and load testing of the Affiliated MP Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

4. USER INTERFACE. MP will use commercially reasonable efforts to maintain a graphical user interface within the Affiliated MP Site that is competitive in all material respects with interfaces of other similar sites based on similar technology. AOL, at its own expense, may conduct focus group testing of the graphical user interface to assess MP's compliance herewith.

5. TECHNICAL PROBLEMS. MP agrees to use commercially reasonable efforts to address material technical problems (over which MP exercises control) affecting use by AOL Members of the Affiliated MP Site (a "MP Technical Problem") promptly following notice thereof. In the event that MP is unable to promptly resolve a MP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to MP hereunder until such time as MP corrects the MP Technical Problem at issue.

6. MONITORING. MP will ensure that the performance and availability of the Affiliated MP Site is monitored on a continuous basis. MP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for MP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated MP Site.

7. TELECOMMUNICATIONS. MP will utilize encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users.

8. SECURITY. MP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated MP Site. MP will facilitate one initial and subsequent periodic reviews, up to two times per year, of the Affiliated MP Site by AOL in order to evaluate the security risks of such site. MP will promptly remedy any security risks or breaches of security as reasonably identified by AOL's Operation Security Team.

9.     TECHNICAL PERFORMANCE.

       i. MP will design the Affiliated MP Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh) and the Netscape Browser 4.XX and use commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com."

       ii. To the extent MP creates customized pages on the Affiliated MP Site for AOL Members, MP will develop and employ a methodology to detect AOL Members (e.g., examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at:
              "http://webmaster. info.aol.com)."

       iii. MP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

       iv. MP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. MP is responsible for the manipulation of these parameters in web-based objects so as to allow them to be cached or not as cached, as outlined in http://webmaster.info.aol.com.

       v. Prior to releasing material new functionality or features through the Affiliated MP Site ("New Functionality"), MP will use commercially reasonable efforts to (i) test the New Functionality to confirm its compatibility with AOL Service client software, and
              (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software.

       vi. Prior to a general release of a major new version of AOL Service client software or adding material new functionality or features to the AOL Service client software (collectively "New Client Software") that will materially affect the Affiliated MP Site, AOL will use commercially reasonable efforts to provide MP with written notice of the new functionality and features of the New Client Software and provide MP with access to any recommended changes and copies of the New Client Software, to the extent that such recommendations or New Client Software is generally available to other AOL marketing partners.

       vii. Should any New Functionality be released through the Affiliated MP Site without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the New Functionality qualified for the AOL Service.

10. AOL INTERNET SERVICES MP SUPPORT. AOL will provide MP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated marketing web-based partners. AOL support will not, in any case, be involved with content creation on behalf of MP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any MP area other than the Affiliated MP Site. Support to be provided by AOL is contingent on MP providing to AOL demo account information (where applicable), a detailed description of the Affiliated MP Site's software, hardware and network architecture and access to the Affiliated MP Site for purposes of testing as AOL elects to conduct.

                                                                  EXECUTION COPY

                                    EXHIBIT F

                   STANDARD ONLINE COMMERCE TERMS & CONDITIONS

1. AOL NETWORK DISTRIBUTION. MP will not authorize or permit any third party to distribute or promote any MP Products or any MP Interactive Site through the AOL Network absent AOL's prior written approval which will not be unreasonably withheld or delayed. The Promotions and any other promotions or advertisements purchased from or provided by AOL will link only to the Affiliated MP Site, will be used by MP solely for its own benefit, and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2. PROVISION OF OTHER CONTENT. In the event that AOL notifies MP that (i) as reasonably determined by AOL, any Content within the Affiliated MP Site violates AOL's then-standard Terms of Service (as set forth on the America Online(R)brand service at Keyword term "TOS" and are not inconsistent with the terms of this Agreement), for any of the Exclusive Services or the terms of this Agreement or advertising standards generally applicable to all of AOL's advertising and commerce partners, or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated MP Site (other than any specific items of Content which may be expressly identified in this Agreement), then MP will take commercially reasonable steps to block access by AOL Users to such Content using MP's then-available technology. In the event that MP cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then MP will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. MP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3. CONTESTS. MP will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Affiliated MP Site (a "Contest") complies with all applicable federal, state and local laws and regulations.

4. NAVIGATION. Subject to the prior consent of MP, which consent will not be unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the Affiliated MP Site (or portions thereof) with other content areas on the AOL Network. Additionally, In cases where an AOL User performs a search for MP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL User to the Affiliated MP Site, or any other MP Interactive Site determined by AOL in its reasonable discretion.

5. DISCLAIMERS. Upon AOL's request, MP agrees to include within the Affiliated MP Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between MP and AOL Users purchasing Products from MP.

6. AOL LOOK AND FEEL. MP acknowledges and agrees that AOL will own all right, title and interest in and to the AOL Look and Feel, including any elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network. AOL Look and Feel specifically excludes MP's ownership rights in any MP trademarks or MP's copyrighted material within the Affiliated MP Site.

7. MANAGEMENT OF THE AFFILIATED MP SITE. MP will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated MP Site, in a timely and professional manner and in accordance with the terms of this Agreement. MP will ensure that the Affiliated MP Site is current, accurate and well-organized at all times. MP represents and warrants to AOL that the MP Products and other Licensed Content : (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then applicable Terms of Service for the AOL Service and any other AOL property through which the Affiliated MP Site will be promoted or any other standard, written policy similar to TOS; and (iii) will not violate any applicable

                                                                  EXECUTION COPY


       law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, MP represents and warrants to AOL that it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, without violating the rights of any other person or entity. MP also represents and warrants to AOL that a reasonable basis exists for all Product performance or comparison claims appearing through the Affiliated MP Site. MP shall not in any manner, including without limitation in any Promotion, the Licensed Content or the Materials state or imply that AOL recommends or endorses MP or MP's Products (e.g., statements that MP is an "official" or "preferred" provider of products or services for AOL), but MP may state that MP is an exclusive energy provider on any Exclusive Service. AOL will have no obligations with respect to the Products available on or through the Affiliated MP Site, including, but not limited to, any duty to review or monitor any such Products.

8. DUTY TO INFORM. MP will promptly inform AOL of any information related to the Affiliated MP Site of which MP has actual knowledge which is reasonably likely to lead to a material claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9. CUSTOMER SERVICE. It is the sole responsibility of MP to provide customer service to persons or entities purchasing Products through the AOL Network ("Customers"). MP will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated MP Site, and AOL will have no obligations whatsoever with respect thereto. MP will receive all emails from Customers via a computer available to MP's customer service staff and generally respond to such emails on a timely basis. MP will ensure that all orders of Products from the Affiliated MP Site are received, processed, fulfilled and delivered on a timely and professional basis. MP shall post on the Affiliated MP Site its money-back policy or other guarantee policy, if any, with regard to the MP Products and remain in compliance therewith throughout the term of this Agreement. MP will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. MP will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by MP directly from customers.

10. PRODUCTION AND DEVELOPMENT WORK. In the event that MP requests AOL's production or development assistance in connection with (i) ongoing programming and maintenance related to the Affiliated MP Site, (ii) a redesign of or addition to the Affiliated MP Site, (iii) production to modify work performed by a third party provider or (iv) any other type of production or development work, MP will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify MP of (i) AOL's availability to perform the requested production or development work, (ii) the proposed fee or fee structure for the requested production, development or maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent MP elects to retain a third party provider to perform any such production or development work, work produced by such third party provider must generally conform to AOL's standards and practices (as provided on the America Online brand service at Keyword term "styleguide"). The specific production resources which AOL allocates to any production work to be performed on behalf of MP will be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Affiliated MP Site ("Routine Services"), or with respect to any development work requested by MP, MP will pay the then-standard fees charged by AOL for such Routine Services if approved in advance by MP.

11. OVERHEAD ACCOUNTS. To the extent AOL has granted MP any overhead accounts on the AOL Service, MP will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without


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       limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to MP, but MP will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

12. NAVIGATION TOOLS. Any Keyword Search Terms to be directed to the Affiliated MP Site shall be (i) subject to availability for use by MP and (ii) limited to the combination of the Keyword-TM- search modifier combined with a registered or applied for trademark of MP (e.g. "AOL keyword: XYZ Company Name"). AOL reserves the right to revoke at any time MP's use of any Keyword Search Terms which do not incorporate registered trademarks of MP. MP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest MP holds in MP's registered or applied for trademarks independent of the Keyword Search Term. Without limiting the generality of the foregoing, MP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term that includes an AOL registered trademark; or (b) use the Keyword Search Term except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to bookmark the URL or other locator for the Affiliated MP Site on the AOL Service, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, MP's rights to any Keyword Search Terms to be made available on the AOL Service will terminate.

13. MERCHANT CERTIFICATION PROGRAM. MP will participate, in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

14.    KEYWORD SEARCH TERMS. To the extent this Agreement sets forth any mechanism by which the Affiliated MP site will be promoted in connection with specified search terms within any AOL product or service, MP hereby represents and warrants that MP has all rights necessary for MP to use these terms. Notwithstanding the foregoing, AOL shall have the right to suspend the use of any search term if AOL has reason to believe that the continued use of such term may subject AOL to material liability or other consequences.


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                                    EXHIBIT G

                        STANDARD LEGAL TERMS & CONDITIONS

1. PROMOTIONAL MATERIALS. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the Affiliated MP Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the Affiliated MP Site for promotional purposes will not require the approval of the other Party so long as America Online(R)is clearly identified as the source of such screen shots; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Affiliated MP Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted. Notwithstanding the foregoing, either party may issue press releases and other disclosures in accordance with Section 5.7 of the Agreement.

2. LICENSE. MP hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate. MP acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronization or timed relation with visual displays prepared by MP or AOL (e.g., as part of an AOL "slideshow"). In addition, AOL Users will have the right to access and use the Affiliated MP Site.

3. TRADEMARK LICENSE. In designing and implementing the Materials and subject to the other provisions contained herein, MP will be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online-R-" brand service, "AOL-TM-" service/software and AOL's triangle logo; CompuServe(R), Digital Cities and any other trade names, trademarks and service marks of AOL and its affiliates which AOL provides to MP for use in connection with this Agreement. AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of MP which MP provides to AOL for use in connection with this Agreement (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4. OWNERSHIP OF TRADEMARKS. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5. QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Promotional Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right


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       and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. MP hereby represents and warrants that it will possess all material authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell any Products sold by MP through the Affiliated MP Site prior to any such sale.

8. CONFIDENTIALITY. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will hold all Confidential Information of the other Party in the strictest confidence and will not disclose any such Confidential Information to any person other than its employees, agents, representatives, accountants or advisers who have a need to know or access to such Confidential Information, and then only to the extent necessary to perform such person's obligations to the Party holding such Confidential Information; provided that prior to any such disclosure such Party shall inform such employees, agents, representatives, accountants and/or advisers of the confidential nature of such information and the obligations hereunder; and provided further that such the Party shall be and remain liable for any breaches of this Section 8 by any of its employees, agents, representatives, accountants and/or advisers. The foregoing confidential obligations and undertakings shall continue from the effective date of this Agreement until three years following expiration or termination of this Agreement. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party pursuant to Section 4.6.2 of the Agreement, or except to the extent such disclosure is required by law, rule, regulation or government or court order. In which later event, the disclosing Party will provide, if practicable, at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations, and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.     LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.

       9.1 LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED MP SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3. EXCEPT AS PROVIDED IN SECTION


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              9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED
              TO DIRECT DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED $49,000,000; EXCEPT IN THE CASE OF A WILLFUL BREACH, IN WHICH CASE THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY SHALL BE THE SUM OF (A) $49,000,000,
              (B) THE FAIR MARKET VALUE OF THE EQUITY EARNED BY AOL UNDER
              SECTION 4.2 AND HELD BY AOL ON THE DATE SUCH LIABILITY AROSE (WHERE SUCH FAIR MARKET VALUE IS BASED ON THE TRAILING 30 DAY AVERAGE OF THE CLOSING PRICE OF SUCH EQUITY IF MP'S SHARES ARE PUBLICLY TRADED, OR BASED ON AN APPRAISED VALUE OF SUCH SHARES IF NOT PUBLICLY TRADED AS DETERMINED BY AN INDEPENDENT
              APPRAISER MUTUALLY CHOSEN BY AOL AND MP, (C) THE VALUE OF CONSIDERATION RECEIVED BY AOL FOR ANY EQUITY EARNED BY AOL
              UNDER SECTION 4.2 AND SOLD BY AOL PRIOR TO THE DATE SUCH LIABILITY AROSE, AND (D) THE AMOUNT OF ANY OTHER CONSIDERATION RECEIVED BY AOL HEREUNDER; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

       9.2 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED MP SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED MP SITE.

       9.3 INDEMNITY. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

       9.4 CLAIMS. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and
              (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party (other than privileged information). The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.


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       9.5    ACKNOWLEDGMENT. AOL and MP each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this
              Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10. SOLICITATION OF AOL USERS. During the term of this Agreement and for a two (2) year period thereafter, MP will not directly use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service. More generally, MP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with MP or (ii) provided information to MP through a contest, registration, or other communication, which included clear notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by MP or its agents. Any commercial e-mail or other online communications to AOL Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial communications from MP, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

11. AOL USER COMMUNICATIONS. To the extent that MP is permitted to communicate with AOL Users under Section 10 of this Exhibit G, in any such communications to AOL Users on or off the Affiliated MP Site (including, without limitation, e-mail solicitations), MP will not knowingly take actions with intent to cause AOL User to take the following actions: (i) using an Interactive Site other than the Affiliated MP Site for the purchase of Products, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or
       (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the event that MP encourages an AOL User to purchase products through such communications, MP shall ensure that (a) the AOL Network is promoted as the primary means through which the AOL User can access the Affiliated MP Site and (b) any link to the Affiliated MP Site will link to a page which indicates to the AOL User that such user is in a site which is affiliated with the AOL Network.

12. COLLECTION AND USE OF USER INFORMATION. MP shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Affiliated MP Site, MP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding MP's collection, use and disclosure of user information). MP will not disclose User Information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service or use User Information collected under this Agreement to market another Interactive Service

12. EXCUSE. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

13. INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

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14.    NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or
       (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of MP, except as otherwise specified herein, the notice address will be the address for MP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

15. LAUNCH DATES. In the event that any terms contained herein relate to or depend on the commercial launch date of the Affiliated MP Site contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date will be as reasonably determined by AOL based on the information available to AOL.

16. NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

17. RETURN OF CONFIDENTIAL INFORMATION. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all Confidential Information specified the other Party.

18.    SURVIVAL. Sections 1.2.4, 1.5, 4.3, 4.4, 4.5, 4.6.2, 5.2.2, 5.3, 5.7, and
       6 of the body of the Agreement, Sections 8 through 28 of this Exhibit, and any payment obligations accrued prior to termination or expiration will survive the completion, expiration, termination or cancellation of this Agreement.

19. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

20. AMENDMENT. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing to the executive who signed the Agreement.

21. FURTHER ASSURANCES. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

22. ASSIGNMENT. Neither Party may assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided that either party may assign its interest in this Agreement to any purchaser or successor (by way of merger or consolidation) of substantially all of such party's business without the other party's approval, provided that, in the case of any such assignment by MP, MP shall be released from any obligations under the Agreement from and after the effective date of assignment only if such purchaser or successor has capitalization adequate to

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       satisfy MP's obligations hereunder, in AOL's reasonable judgment. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

23. CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

24. REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, MP will be not entitled to offset any amounts that it claims to be due and payable from AOL against amounts otherwise payable by MP to AOL.

25. APPLICABLE LAW. Except as otherwise expressly provided herein, this Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Delaware, except for its conflicts of laws principles.

26. EXPORT CONTROLS. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

27. HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

28. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.











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                                    EXHIBIT H

                                 MP Competitors


    ENTITY NAME                                                                     MARKETING AFFILIATE
  1 Pacific Gas & Electric                                                          PG&E Energy Services
  2 Southern California Edison                                                         Edison Source
  3 Florida Power & Light                                                           FPL Energy Services
  4 Commonwealth Edison
  5 Consolidated Edison Co. - NY
  6 Texas Utilities Electric
  7 Detroit Edison
  8 Virginia Electric & Power
  9 Public Service Electric & Gas                                                        PSEG Energy
                                                                                        Technologies
 10 Georgia Power (Southern
    Company)
 11 Consumers Energy
 12 Niagara Mohawk Power
 13 Houston Lighting & Power                                                           Reliant Energy
 14 PECO Energy                                                                        Exelon Energy
 15 Duke Energy                                                                         Duke Energy
 16 Florida Power
 17 Alabama Power Company
 18 PP&L Inc.                                                                            PP&L Plus
 19 San Diego Gas & Electric
 20 Connecticut Light & Power
 21 Baltimore Gas & Electric
 22 Northern States Power
 23 Public Service Company of
    Colorado
 24 Union Electric
 25 Ohio Edison
 26 Jersey Central Power & Light
 27 Wisconsin Electric Power
 28 Massachusetts Electric
 29 Carolina Power & Light
 30 Puget Sound Energy
 31 NY State Electric & Gas
 32 Arizona Public Service Co.
 33 Cleveland Electric Illuminating
    Co.
 34 Portland General Electric
 35 PSI Energy Inc.
 36 Ohio Power
 37 West Penn Power                                                               Allegheny Energy
                                                                                        Supply
 38 Boston Edison
 39 Illinois Power
 40 Columbus Southern Power

                                       H-1

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                                                                EXECUTION COPY


 41 Cincinnati Gas & Electric
 42 Entergy Louisiana
 43 Central Power & Light
 44 Pacificorp
 45 Oklahoma Gas & Electric
 46 Entergy Arkansas Inc.
 47 Duquesne Light
 48 Pennsylvania Electric
 49 MidAmerican Energy
 50 Central Maine Power Co.
 51 Nevada Power
 52 Tampa Electric
 53 South Carolina Electric & Gas
 54 Dayton Power & Light
 55 Atlantic City Electric / Conectiv                                                 Conectiv Energy
 56 Potomac Electric Power
 57 Metropolitan Edison
 58 Public Service Company of OK
 59 Pacificorp
 60 Appalachian Power
 61 Duke Energy                                                                         Duke Energy
 62 Indiana Michigan Power
 63 Indianapolis Power & Light
 64 Northern Indiana Public Service
    Co.
 65 Kentucky Utilities
 66 Public Service Company of NH
 67 Appalachian Power
 68 Ameren CIPS
 69 Wisconsin Power & Light
 70 Wisconsin Public Service
 71 Entergy Mississippi
 72 Louisville Gas & Electric
 73 Public Service Company of NM
 74 Rochester Gas & Electric
 75 Gulf Power
 76 Western Resources Inc.
 77 Tucson Electric Power Company

 78 Nicor Gas Co.
 79 Consumers Energy Co.
 80 Atlanta Gas Light Co.                                                        Georgia Natural Gas
                                                                                 Services
 81 Columbia Gas of Ohio, Inc.                                                   Columbia Energy
                                                                                 Services
 82 Brooklyn Union Gas Co.
 83 Michigan Consolidated Gas Co.
 84 Western Resources, Inc.
 85 MidAmerican Energy Co.
 86 Baltimore Gas & Electric Co.

                                       H-2

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                                                                EXECUTION COPY


 87 Peoples Natural Gas
 88 Niagara Mohawk Power Corp.
 89 KeySpan Energy
 90 Columbia Gas of Pennsylvania,
    Inc.

 91 AES Power Direct
 92 Equitable Energy Ohio
 93 Essential.com
 94 FirstEnergy Trading Services,
    Inc.
 95 Greenmountain.com
 96 Shell Energy
 97 Utiliticorp Energy Solutions
 98 Utility.com
 99 TransCanada Pipeline
100 Commonwealth Energy
101 Metromedia Energy










                                       H-3

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                                                                EXECUTION COPY


                                    EXHIBIT I

                             Subscription Agreement

                                (attached hereto)














                               Exhibit G - (Page 1)